                                                                    Exhibit 10.1

                                                                  FINAL EXECUTED




                                LOAN AGREEMENT

                                    between

               MARRIOTT HOTEL PROPERTIES II LIMITED PARTNERSHIP

                                      and

                       NOMURA ASSET CAPITAL CORPORATION






                        Dated as of September 23, 1996

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

DEFINITIONS ................................................................   2
     Section 1.1     Definitions ...........................................   2


                                   ARTICLE II

PROVISIONS CONCERNING THE ACCOUNTS AND PLEDGED PROPERTY ....................  19
     Section 2.1     Cash Management Procedures ............................  19
     Section 2.2     Right to Contest ......................................  19
     Section 2.3     Defeasance ............................................  20
     Section 2.4     Sale of all the MHP Properties and the SC
                     Property ..............................................  24
     Section 2.5     Change of Control .....................................  25
     Section 2.6     Partial Release after the Optional Prepayment Date ....  25


                                   ARTICLE III

PAYMENTS ...................................................................  26
     Section 3.1     Payments on the MHP Notes .............................  26
     Section 3.2     Interest Rate .........................................  26
     Section 3.3     Payments without Deduction, etc. ......................  27
     Section 3.4     Periodic Payments .....................................  27


                                   ARTICLE IV

DEFAULT; REMEDIES; ENFORCEMENT .............................................  28
     Section 4.1A    Events of Default .....................................  28
     Section 4.1B    Event of Default Cure .................................  31
     Section 4.2     Remedies ..............................................  32
     Section 4.3     Remedies Cumulative; Delay or Omission
                     Not a Waiver ..........................................  33


                                   ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS ..................................  33
     Section 5.1     Representations and Warranties of MHP .................  33
     Section 5.2     Affirmative Covenants .................................  41
     Section 5.3     Negative Covenants ....................................  47
     Section 5.4     Further Assurances ....................................  50
     Section 5.5     Representations, Warranties and Covenants
                     of NACC ...............................................  50
     Section 5.6     Other. ................................................  51

                                  ARTICLE VI

SECURITIZATION .............................................................  52
     Section 6.1     Securitization ........................................  52


                                  ARTICLE VII

PAYMENT OF FEES AND EXPENSES; INDEMNIFICATION ..............................  55
     Section 7.1     Fees and Expenses .....................................  55
     Section 7.2     Indemnification .......................................  56


                                  ARTICLE VIII

IMMUNITY ...................................................................  58
     Section 8.1    Partners, Employees and Agents of MHP
                    Immune from Liability ..................................  58


                                   ARTICLE IX

MISCELLANEOUS PROVISIONS ...................................................  58
     Section 9.1     Notices ...............................................  58
     Section 9.2     Benefit of Agreement ..................................  59
     Section 9.3     Governing Law .........................................  59
     Section 9.4     Counterparts ..........................................  60
     Section 9.5     Table of Contents, Descriptive Headings ...............  60
     Section 9.6     Amendment or Waiver; Integration ......................  60
     Section 9.7     Survival of Representations and
                     Warranties; Reliance ..................................  60
     Section 9.8     Returned Payments .....................................  60
     Section 9.9     Jurisdiction and Service; Waiver of Jury
                     Trial .................................................  61
     Section 9.10    Enforceability ........................................  61
     Section 9.11    Conflicting Terms .....................................  62
     Section 9.12    Relationship of Parties ...............................  62


Exhibit A   -   ADA Compliance Work and Deferred Maintenance
                and Other Work
Exhibit B   -   Cash Management Procedures
Exhibit C   -   Environmental Remediation Work
Exhibit D   -   Permitted Investments
Exhibit E   -   Release Price
Exhibit F   -   Organizational Structure of MHP
Exhibit G   -   Operating Budget
Exhibit H   -   Capital Budget
Exhibit I   -   Financial Statements
Exhibit J   -   Rehabilitation Work

Schedule 1  -   Disclosure Schedule
Schedule 2  -   Ground Leases

         LOAN AGREEMENT, dated as of September 23, 1996, between Marriott Hotel Properties II Limited Partnership, a Delaware limited partnership ("MHP"), and
                                                                    ---
Nomura Asset Capital Corporation ("NACC") (together with its assigns and successors, the "Lender").
                 ------


                              W I T N E S S E T H:
                              - - - - - - - - - -


         WHEREAS, MHP wishes to obtain a loan (the "MHP Loan") from the Lender
                                                    --------
in the principal amount of Two Hundred Twenty Two Million Five Hundred Thousand Dollars ($222,500,000) to, among other things, (i) satisfy all existing debt secured by the MHP Properties (as hereinafter defined) and (ii) to the extent of any remaining proceeds, (a) provide initial funding for reserves for deferred maintenance, environmental remediation, compliance with the Americans With Disabilities Act of 1990, replacement of furniture, fixtures and equipment and capital improvements, (b) pay the costs of completing the transactions contemplated hereby, (c) provide working capital to MHP and (d) for such other purposes as MHP shall deem necessary or desirable, and the Lender is willing to make the MHP Loan on the terms and conditions hereinafter set forth;

         WHEREAS, the MHP Loan is to be evidenced by the MHP Notes (as hereinafter defined) and secured by, inter alia, the MHP Mortgages (as
                                     ----- ----
hereinafter de fined);

         WHEREAS, on the date hereof the Lender has made a loan (the "SC Loan")
                                                                      -------
to Santa Clara Marriott Hotel Limited Partnership, a Delaware limited partnership ("SC"), in which MHP owns a 50% limited partnership interest, evidenced by the MHP/SC Note (as hereinafter defined) and secured by, inter
                                                                      -----
alia, the SC Mortgage (as hereinafter defined); and
----

         WHEREAS, MHP and the Lender intend that (a) the MHP Properties shall be collateral for the SC Loan and that the SC Property (as hereinafter defined) shall not be collateral for the MHP Loan and (b) an "SC Event of Default" under the SC Loan shall be an "Event of Default" under the MHP Loan and an "Event of Default" under the MHP Loan shall be an "SC Event of Default" under the SC Loan; and

          WHEREAS, MHP has pledged its limited partnership interest in SC to the Lender to secure the MHP Loan;

         NOW, THEREFORE, in consideration of the above-mentioned prem ises and the agreements, representations and warranties hereafter set forth, MHP and the Lender agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Definitions. For all purposes of this Agreement, except as
                     -----------
otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Section have the meanings assigned to them in this Section, and include the plural as well as the singular;

         (b) the words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

         (c) all references to any agreement or instrument shall be to that agreement or instrument as in effect from time to time, including any amendments, consolidations, replacements, restatements, modifications and supplements thereto;

         (d) all terms defined in this Section with reference to the Cash Management Procedures shall continue in effect after the termination of such Cash Management Procedures in accordance with the terms thereof;

         (e) all references to "Section(s)" and "Exhibit(s)" shall mean the Section(s) of and Exhibit(s) annexed to this Agreement unless expressly stated to be Section(s) or Exhibit(s) of the Cash Management Procedures; and

         (f) certain terms defined in this Section appear only in this Agreement and not in the Cash Management Procedures.

         "Accounting Period" means, initially, each accounting period of four
          -----------------
consecutive weeks having the same beginning and ending dates as the Manager's corresponding four week accounting periods, except that the last Accounting Period in a Fiscal Year may be longer than four consecutive weeks when and to the extent necessary to conform the accounting system to the calendar, or if the accounting year on the basis of which the MHP Properties are operated is changed to a calendar year or a conventional 365-day fiscal year, "Accounting Period" shall mean each calendar month in such fiscal year.

         "Accounting Quarter" means, initially, three (or, in the case of the
          ------------------
last Accounting Quarter in any Fiscal Year, four) consecutive Accounting Periods, ending on the last day of the third, sixth, ninth and last Accounting Period in each Fiscal Year, or, if the accounting year on the basis of which the MHP Properties are operated is changed to a calendar year or a conventional
365-
day fiscal year, "Accounting Quarter" shall mean each of the fiscal quarters in such fiscal year (i.e., there shall be four consecutive Accounting Quarters
                     ----
of three months each).

         "Action" means any action, suit, claim, arbitration, governmental
          ------
investigation or other proceeding.

         "ADA Compliance Work" means repairs, improvements and replacements to
          -------------------
the MHP Properties to be made to comply with the Americans with Disabilities Act of 1990, as amended from time to time, in the amounts more particularly described on Exhibit A annexed hereto.
             ---------

         "Additional Capital Expenditures" has the meaning set forth in Section
          -------------------------------
8.3 of the Cash Management Procedures.

         "Adjusted Rate" means the rate determined on the Optional Prepayment
          -------------
Date and on each anniversary thereof as the greater of (xx) 10.22% and (yy) the yield, calculated by linear interpolation (rounded to three decimal places), of the yields of United States Treasury Constant Maturities with the terms (one longer and one shorter) most nearly approximating those of U.S. Obligations having maturities as close as possible to the tenth anniversary of the Optional Prepayment Date, as determined by the Lender on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or other recognized source of financial market information selected by the Lender in each case on the last Business Day of the week immediately prior to the Optional Prepayment Date and each subsequent anniversary thereof, as the case may be, plus 3.52% per annum.

         "Affiliate" means, with respect to any Person, any individual, corpo-
          ---------
ration, partnership, limited liability company, trust or other entity of whatever nature which controls, is controlled by or is under common control with, such Person, including, without limita tion, (a) any officer or director of any of the foregoing and (b) any partner, member or shareholder that controls any of the foregoing, and "con trol" shall mean ownership of more than twenty-five percent (25%) of all of the voting stock of a corporation or more than twenty-five percent (25%) of all of the legal and beneficial interests in any other entity or the possession of the power, directly or indi rectly, to direct or cause the direction of the management and policy of a corporation or other entity, whether through the ownership of voting securities, common directors or officers, the contractual right to manage the business affairs of such entity, or otherwise.

         "Agreement" means this Loan Agreement.
          ---------

         "Annual Plan" has the meaning set forth in Section 5.2(d)(vi).
          -----------

         "Bankruptcy Custodian" has the meaning set forth in Section 4.1A(g)(A).
          --------------------

         "Base Rate" means 8.22% per annum.
          ---------

         "Base Rate Interest" means interest on the MHP Notes at the Base Rate
          ------------------
or the Default Rate, as applicable, then due and payable for the applicable Debt Service Period.

         "Best Knowledge" means with respect to any provision, knowledge of
          --------------
information obtained by MHP or any officer or director of the General Partner.

         "Business Day" means a day on which banks and foreign exchange markets
          ------------
are open for business in New York, New York.

         "Capital Budget" has the meaning set forth in Section 5.2(d)(vi).
          --------------

         "Capital Expenditure and FF&E Reserve Account" means the account
          --------------------------------------------
established pursuant to Section 8.1 of the Cash Management
Procedures.

         "Capital and FF&E Expenditures" means the expenditures of amounts for
          -----------------------------
the purpose of the Repairs and Equipment Reserve, as such term in defined in each applicable Management Agreement.

         "Cash Collateral Account" means the account established and held by the
          -----------------------
Servicer pursuant to Section 4.1 of the Cash Management Procedures.

         "Cash Management Procedures" means the provisions of Exhibit B.
          --------------------------                          ---------

         "Change of Control" means any transfer of (i) an equity interest in the
          -----------------
General Partner, (ii) the General Partner's interest in MHP or (iii) any interest of a limited partner in MHP such that as a result of such transfer and any other transfers of limited partnership interests prior to the date of determination, Host Marriott, directly or indirectly, holds less than 51% of the limited partnership interests in MHP.

         "Closing Date" means the date of execution and delivery of this
          ------------
Agreement.

         "Condemnation Proceeds" has the meaning set forth in the applicable MHP
          ---------------------
Mortgage.

         "CPI Percentage" means the percentage by which the "Consumer Price
          --------------
Index for All Urban Consumers (CPI-U); U.S. City Average, 1982-84 = 100, All Items" (or appropriate substitute index if such index is no longer published) (the "CPI") for November of the preceding Fiscal Year exceeds the CPI for August 1996.

         "DCR" means Duff & Phelps Credit Rating Co.
          ---

         "Debt Service Coverage Ratio" means, as of any given date, the ratio of
          ---------------------------
(i) Net Operating Income for the 13 full Accounting Periods for which financial statements are required to be furnished to the Lender pursuant to Section 5.2(d)(ii) immediately preceding the date of calculation for the MHP Property or MHP Properties regarding which the calculation is being made (or 12 Accounting Periods in the case of a calendar year or 365 day Fiscal Year) to (ii) Debt Service Expense in respect of the 13 full Accounting Periods next succeeding such date (or 12 Accounting Periods in the case of a calendar year or 365 day Fiscal Year).

         "Debt Service Expense" means, in respect of any fiscal period, the
          --------------------
aggregate amount of scheduled interest and principal payable on (i) the MHP Notes, (ii) Subordinate Debt and (iii) Indebtedness covered by Purchase Money Security Interests for such period. For the purpose of the calculation of Debt Service Expense for any period subsequent to the Optional Prepayment Date, the amount set forth in clause (i) above shall be computed based on the Monthly Debt Service Payment.

         "Debt Service Payment Date" means the 11th day of each calendar month
          -------------------------
or the next Business Day immediately thereafter.

         "Debt Service Period" means the period from and including the eleventh
          -------------------
(11th) day of the calendar month immediately preceding each Debt Service Payment Date to and including the tenth (10th) day of the calendar month in which such Debt Service Payment Date occurs.

         "Debt Service Reserve Account" has the meaning set forth in Section 5.1
          ----------------------------
of the Cash Management Procedures.

         "Default Rate" means a rate per annum equal to the lesser of (aa) two
          ------------
percent (2%) above the Base Rate or Adjusted Rate, as applicable, and (bb) the maximum rate allowed by law.

         "Defeasance Collateral" has the meaning set forth in Section
          ---------------------
2.3(a)(iv)(A).

         "Defeasance Debt Service Coverage Ratio" has the meaning set forth in
          --------------------------------------
Section 2.3(f).

         "Defeasance Deposit" has the meaning set forth in Section 2.3(f).
          ------------------

         "Defeasance Security Agreement" has the meaning set forth in Section
          -----------------------------
2.3(a)(iv)(A).

         "Deferred Maintenance and Other Work" means the repairs, improvements
          -----------------------------------
and replacements to the MHP Properties in the amounts more particularly described on Exhibit A hereto.
             ---------

         "Disclosure Schedule means the schedule annexed hereto as Schedule 1.
          -------------------                                      ----------

         "Eligible Account" means either (i) an account maintained with a
          ----------------
federal or state chartered depository institution or trust company, (a) if the funds therein are to be retained for more than 30 days, the long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the long-term unsecured debt obligations of the holding company of which) are rated by each Rating Agency in one of its two highest rating categories (or such other ratings as will not result in the rating of any of the Securities being reduced below their respective ratings on the date determination is to be made and as to which the Rating Agencies may otherwise agree) at the time of the deposit therein, or
(b) if the funds therein are to be retained for less than 30 days, the short-term unsecured debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the long-term unsecured debt obligations of the holding company of which), as the case may be, are rated not lower than A-1+ by S&P or the equivalent rating of the other Rating Agencies, or
(ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity provided that such account is subject to fiduciary funds on deposit regulations (or internal guidelines) substantially similar to 12 C.F.R. ss.9.10(b), or (iii) after the Securitization, an account in any other insured depository institution reasonably acceptable to the Servicer and the Trustee, so long as prior to the establishment of an account in any such other depository institution each of the Rating Agencies shall have delivered a Rating Comfort Letter with respect thereto.

         "Emergency Expenditures" means expenditures arising in the event of an
          ----------------------
emergency arising out of a fire or other casualty at a Hotel, or other events, circumstances or conditions which give rise to safety or life threatening situations, to the extent such expenditures are necessary to protect the safety or welfare of guests and employees or to protect against further property damage to the Hotel.

         "Entities" has the meaning set forth in Section 6.1(b).
          --------

         "Environmental Indemnity Agreement" means the environmental indemnity
          ---------------------------------
agreement, dated the Closing Date, from MHP to NACC.

         "Environmental Remediation Work" means the actions taken with respect
          ------------------------------
to the MHP Properties set forth on Exhibit C.
                                   ---------

         "Equipment Leases" means, with respect to each MHP Property, the leases
          ----------------
of furniture, fixtures and equipment used in connection with the MHP Properties.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
          -----
amended from time to time, and the rules and regula tions promulgated thereunder.

         "ERISA Affiliate" means all members of a controlled group of
          ---------------
corporations and all trades and businesses (whether or not incor porated) under common control and all other entities which, together with MHP, are treated as a single employer under any or all of Sections 414(b), (c), (m) or (o) of the IRC.

         "Event of Default" has the meaning set forth in Section 4.1A.
          ----------------

         "Excess Cash Flow" means, for the period of determination, the
          ----------------
difference between (i) Net Operating Income and (ii) the sum of (A) the Monthly Debt Service Payments, (B) other MHP Debt then due and payable to the Lender (other than payments required under Section 3.4(d)), (C) withdrawals from the Cash Collateral Account applied for the purposes set forth in clauses (G), (H) and (I) of Section 4.4 of the Cash Management Procedures or, if Section 7.10 of the Cash Management Procedures is applicable, clauses (C), (D) and (E) thereof and (D) an amount for each Fiscal Year equal to the lesser of (i) the aggregate amount of payments for, or reserves created for payment for, administrative expenses of MHP with respect to such Fiscal Year; or (ii) $500,000 for Fiscal Year 1996, which amount shall be increased by the CPI Percentage for each Fiscal Year thereafter.

         "Expense Deposit" has the meaning set forth in Section 7.1(c).
          ---------------

         "Fiscal Year" means January 1 of each year through and including
          -----------
December 31 of such year except that, for purposes of calculating the Debt Service Coverage Ratio or any other calculation requiring reference to Gross Revenues, Net Operating Income or other amounts calculated with reference to the Accounting Periods, "Fiscal Year" shall mean the fiscal year of the Manager, as defined in the Management Agreements.

         "GAAP" means generally accepted accounting principles in the United
          ----
States of America (as such principles may change from time to time) applied on a consistent basis (except for changes in application in which MHP's independent certified public accountants concur), both as to classification of items and amounts.

         "General Partner" means Marriott MHP Two Corporation, a Delaware
          ---------------
corporation.

         "Governmental Authority" means any court, agency, authority, board
          ----------------------
(including, without limitation, environmental protection, planning and zoning) bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or the state, county or city where each MHP Property is located or any political subdivision of any of the foregoing, whether now or hereafter in existence, or any officer or official thereof, having jurisdiction over MHP or the General Partner or any of the MHP Properties or any portion thereof.

         "Grant" means to issue, grant, sell, remise, convey, assign, and/or
          -----
transfer.

         "Gross Revenues" means, for any period, all revenues and receipts of
          --------------
every kind derived from or otherwise relating to the MHP Properties and all departments and parts thereof during such period, including, but not limited to: income (from both cash and credit transactions) from rental of rooms, stores, offices, exhibit or sales space of every kind; license, lease and concession fees and rentals (not including gross receipts of licensees, lessees and concessionaires); income from vending machines; health club membership fees; food and beverage sales; wholesale and retail sales of merchandise, service charges, and proceeds, if any, from business interruption or other loss of income insurance; excluding, however, (i) gratuities to employees of the Hotels,
(ii) federal, state or municipal use, sales or use taxes or similar Impositions collected directly from patrons or guests or included as part of the sales price of any goods or services; (but only to the extent such gratuities and taxes are not included in Management Expenses), (iii) net Condemnation Proceeds, (iv) receipts of Tenants (as defined in the MHP Mortgages), if any, not an Affiliate of MHP (except to the extent paid to MHP as rent, percentage rents or otherwise), (v) sums and credits received in settlement of claims for loss or damage to property, (vi) income from the sale of furnishings, fixtures or equipment, (vii) Insurance Proceeds, (viii) charges or payments collected from patrons or guests for telephone, telegraph or other communication systems that are remitted to the provider thereof, (ix) proceeds from the sale or refinancing of the MHP Properties and (x) any refunds, rebates, discounts and credits of a similar nature, given, paid or returned in the course of obtaining Gross Revenues or components thereof.

         "Ground Leases" means the leases described in Schedule 2 hereto
          -------------
relating to the MHP Properties as the same may be amended, modified, supplemented or replaced from time to time in compliance with the Transaction Documents.

         "Ground Rent" means the rental payments payable under the Ground
          -----------
Leases.

         "Ground Rent Reserve Account" has the meaning set forth in Section 5.2
          ---------------------------
of the Cash Management Procedures.

         "HMH" means HMH Properties, Inc.
          ---

         "HMH SC Debt Service Advance" has the meaning attributable to such term
          ---------------------------
in the SC Loan Agreement.

         "Host Marriott" means Host Marriott Corporation, a Delaware
          -------------
corporation.

         "Hotel" means the hotel and the hotel operations located at an MHP
          -----
Property and "Hotels" means any two or more of the foregoing.

         "Hotel Expansion" has the meaning set forth in Section 5.6(c).
          ---------------

         "Impositions" has the meaning set forth in the applicable MHP Mortgage.
          -----------

         "Indebtedness" means for any Person (a) obligations for borrowed money
          ------------
(including, without limitation, in the case of MHP the MHP Debt), (b) obligations under letters of credit, (c) obli ga tions relating to Purchase Money Security Interests, (d) obligations, whether or not as sumed, secured by Liens or payable out of the proceeds or production from prop erty now owned by such Person, (e) obligations for trade credit or acceptances incurred in the ordi nary course of business which are 60 days past due, and (f) obligations of another Person of the type set forth in clauses (a) through (e) above which such Person has guaranteed or in respect of which such Person is liable, contingently or otherwise, in cluding, without limitation, by way of agreement to pur chase property or services, to provide funds to or otherwise invest in such other Person, or otherwise to assure a creditor of such other Person against loss.

         "Indemnified Parties" shall have the meaning set forth in Section
          -------------------
7.2(a).

         "Independent Director" means a person who is not, and has not within
          --------------------
the past five years been, (i) an officer, director, employee, partner, stockholder or beneficial-interest holder of the General Partner or MHP; (ii) an officer, director, employee, partner, member, beneficial-interest holder or stockholder of any Affiliate (as defined below) of the General Partner or MHP;
(iii) a customer or supplier of MHP or any Affiliate thereof (other than a hotel guest or a customer or supplier that does not derive more than 10% of its revenues from its activities with MHP or any Affiliate thereof); or (iv) a spouse, parent, sibling, or child of any person described in (i), (ii), or
(iii); provided, however, that a person shall not be deemed to be a director of
       --------  -------
an Affiliate solely by reason of such person being a director of a single-purpose entity. For the purpose of this definition alone, "Affiliate" means any person or entity other than the General Partner (i) which owns beneficially, directly or indirectly, more than 10 percent of the outstanding shares of the common stock of the General Partner or which is otherwise in control of the General Partner,
(ii) of which more than 10% of the outstanding voting securities are owned beneficially, directly or indirectly, by any person or entity described in clause (i) above, or (iii) which is controlled by, or under common control with, any person or entity described in clause (i) above; the terms "control" and "controlled by" shall have the meanings assigned to them in Rule 405 under the Securities Act of 1933.

         "Individual Material Adverse Effect" means a material adverse effect on
          ----------------------------------
the condition (financial or otherwise), business, prospects, assets, liabilities, management, financial position or results of operations of any MHP Property.

         "Initial Debt Service Coverage Ratio" means 1.7:1.
          -----------------------------------

         "Insolvency Law" has the meaning set forth in Section 4.1A(g)(A).
          --------------

         "Insurance Proceeds" has the meaning set forth in the applicable MHP
          ------------------
Mortgage.

         "Insurance Requirements" means all terms of any insurance policy
          ----------------------
required by the applicable MHP Mortgage covering or applicable to a particular MHP Property or any part thereof and all requirements of the insurance carrier, all as more fully described in such MHP Mortgage.

         "IRC" means the Internal Revenue Code of 1986, as amended from time to
          ---
time, and the rules and regulations promulgated thereunder, or any successor statute(s).

         "Leases" means the respective written or unwritten agreements pursuant
          ------
to which lessees, tenants or other third parties are occu pying any portion of the MHP Properties excluding, however, the letting of rooms and other facilities to hotel guests in the ordinary course of business.

         "Legal Requirements" has the meaning set forth in the applicable MHP
          ------------------
Mortgage.

         "Lender" means Nomura Asset Capital Corporation and its assigns and
          ------
successors.

         "Lien" means any security interest, mortgage, pledge, lien, restriction
          ----
on transferability, claim, charge, encumbrance, title retention agreement or anal ogous instrument, in, of or on the MHP Properties or any of them.

         "Local Account" has the meaning set forth in Section 7.3.2 of the Cash
          -------------
Management Procedures.

         "Lockbox Account" has the meaning set forth in Section 7.2.2 of the
          ---------------
Cash Management Procedures.

         "Lockbox Event" has the meaning set forth in Section 7 of the Cash
          -------------
Management Procedures.

         "Lockbox Period" has the meaning set forth in Section 7 of the Cash
          --------------
Management Procedures.

         "Management Agreements" means (a) each of the Management Agreements,
          ---------------------
operative as of March 21, 1989 by MHP, the Manager (successor to the former Marriott Hotels, Inc.) and Marriott Corporation with respect to the MHP Properties located in San Antonio, Texas, and New Orleans, Louisiana and (b) the Management Agreement, operative as of May 30, 1989 by MHP, the Manager and Marriott Corporation with respect to the MHP Property located in San Ramon, California, in each case as amended by amendments thereto, dated the Closing Date, and by the Modification, Subordination and Non-Disturbance Agreements, Estoppels, Assignments and Consents, dated as of the Closing Date, among the Manager, MHP and the Lender, and any other management agreement entered into by MHP as required or permitted herein.

         "Management Expenses" means, for any Hotel, (a) the cost of sales
          -------------------
including salaries, wages (including accruals for year-end bonuses to key management employees), fringe benefits, payroll taxes and other costs related to Hotel employees; (b) departmental expenses, administrative and general expenses and the cost of hotel marketing, advertising and business promotion expenses, heat, light and power, and routine repairs, maintenance and minor alterations treated as Deductions under Section 8.01 of the applicable Management Agreement;
(c) the cost of Inventories and Fixed Asset Supplies (as such terms are defined in the applicable Management Agreement) consumed in the operation of the Hotel;
(d) a reasonable reserve for uncollectible accounts receivable as determined by the Manager; (e) all costs and fees of independent accountants or other third parties who perform services required or permitted hereunder; (f) the cost and expense of technical consultants and operational experts, including Affiliates of the Manager, for specialized services in connection with non-routine Hotel work; (g) the Base Management Fee under Section 5.01 of the applicable Management Agreement; (h) the Hotel's pro rata share of costs and expenses incurred by the Manager in providing Chain Services (as defined in the applicable Management Agreement); (i) insurance costs and expenses under Sections 12.02, 12.03 and 12.05 of the applicable Management Agreement; (j) any amounts transferred into the Repairs and Equipment Reserve under Section 8.02B of the applicable Management Agreement; (k) taxes, if any, payable by or assessed against the Manager related to the applicable Management Agreement or to the Manager's operation of the Hotel (exclusive of the Manager's income taxes) including any Impositions; (l) rent payable under any telephone or equipment leases; and (m) such other costs and expenses as are specifically provided for as Deductions in the applicable Management Agreement or are otherwise reasonable necessary for the proper and efficient operation of the Hotel.

         "Manager" means Marriott Hotel Services, Inc. or any property manager
          -------
appointed as permitted herein.

         "Manager's Account" has the meaning set forth in Section 1.1 of the
          -----------------
Cash Management Procedures.

         "Material Adverse Effect" means a material adverse effect on (a) MHP's
          -----------------------
ability to enter into or fulfill its material obliga tions under the Transaction Documents or to effect the transactions contemplated thereby or (b) a material adverse effect on the condition (financial or other wise), business, prospects, assets, liabilities, management, financial position or results of operations of MHP or the MHP Properties.

         "Maturity Date" shall mean the earliest to occur of (1) October 11,
          -------------
2017 or (2) such date to which the maturity of the MHP Debt may be accelerated upon an Event of Default or as otherwise provided in any Transaction Document.

         "MHP" means Marriott Hotel Properties II Limited Partnership.
          ---

         "MHP Debt" means the obligations of MHP under the Transaction
          --------
Documents, together with all interest thereon, and all other sums, including, without limitation, fees, expenses, commissions, premiums and indemnities, which may or shall become due under any of the Transacti on Documents, including the costs and expenses of enforcing any provision thereof that may be reimbursable thereunder.

         "MHP Loan" means the loan evidenced by the MHP Notes.
          --------

         "MHP Mortgage(s)" means, with regard to each MHP Property, the
          ---------------
mortgage, deed of trust or other security instrument creating a first mortgage lien on such MHP Property, dated as of the Closing Date, from MHP to or for the benefit of the Lender.

         "MHP Notes" means (a) that certain Secured Promissory Note, dated the
          ---------
Closing Date, from MHP to the Lender in the principal amount of $195,405,904 and
(b) that certain Secured Promissory Note, dated the Closing Date, from MHP to the Lender in the principal amount of $27,094,096.

         "MHP Property" or "MHP Properties" means the fee or leasehold estate
          ------------      --------------
owned by MHP in any or all of those 3 Marriott hotels in San Antonio, Texas, New Orleans, Louisiana, and San Ramon, California, in each case including all improvements thereon, fixtures thereto, direct interests therein, and personal property related thereto or in cluded therein; provided, however, that "MHP
                                               --------  -------
Property" or "MHP

Property" or "MHP Properties" shall not include (i) any property owned by tenants, guests, licensees or concessionaires of or to such MHP Property or MHP Properties, or (ii) any MHP Property or MHP Properties released from the Lien of the Security Documents pursuant to the provisions of Section 2.3 or 2.6 of this Agreement or any Security Document.

         "MHP Property Agreements" means all material agreements, contracts and
          -----------------------
other documents not specifically referred to herein relating to the operation of the Hotels other than agreements for services performed by third parties which services are generally available from other third parties and which agreements can be terminated on not more than 30 days' prior notice without payment of any damages, fees, or penalty.

         "MHP Share" has the meaning set forth in Section 4.3 of the SC Cash
          ---------
Management Procedures.

         "MHP/SC Note" means that certain Secured Promissory Note, dated the
          -----------
Closing Date, from SC and MHP to the Lender in the principal amount of $43,500,000.

         "MII" means Marriott International, Inc., a Delaware corporation.
          ---

         "MII Cash Management Conditions" means the following conditions: (i)
          ------------------------------
each of the MHP Properties is managed by a manager under the Management Agreements and (ii) the Manager is MII or a wholly owned, direct or indirect, subsidiary of MII.

         "MII Debt" has the meaning set forth in Section 6 of the Cash
          --------
Management Procedures.

         "Monthly Debt Service Payment" has the meaning set forth in Section
          ----------------------------
4.3(B)(i) of the Cash Management Procedures, as modified by Section 12.6 of the Cash Management Procedures.

         "NACC" means Nomura Asset Capital Corporation.
          ----

         "Net Operating Income" means, in respect of any fiscal period, Gross
          --------------------
Revenues less the sum of, without duplication, (A) Management Expenses and (B) any Ground Rent, Impositions or insurance premiums paid or reserved for payment with respect to the MHP Properties.

         "Non-Recourse" means, with respect to the MHP Debt, that the MHP Debt
          ------------
is limited in recourse solely to the Pledged Property and is not guaranteed directly or indirectly by any Partner or the Manager and no Partner or the Manager or any shareholder, member, director, officer, employee or agent of any Partner or the Manager, either directly or indirectly, shall be personally liable in any respect (except to the extent of their respective interests in the Pledged Property) for (i) the payment of any MHP Debt, (ii) the performance of any covenant or obligation under any Transaction

Document or (iii) monetary damages for the breach of performance of any covenant or obligation contained in any Transaction Document; provided, however, that in
                                                     --------  -------
the event of any fraud, material misrepresentation or misappropriation of funds under any Transaction Document or under any Management Agreement, nothing herein or in such other documents shall estop the Lender from prosecuting an Action against the party or parties committing such fraud, misappropriation or material misrepresentation, or the recipient or beneficiary of such fraud, material misrepresentation or misappropriation, whether or not such party, recipient or beneficiary is MHP or a Partner or the Manager, to the extent of losses relating to or arising from such fraud, material misrepresentation or misappropriation of funds under any Transaction Document; provided, further, that MHP's obligations
                                      --------  -------
in respect of the Environmental Indemnity Agreement and the covenants, indemnities, representations and warranties relating to environmental matters contained in any Transaction Document shall not be Non-Recourse to MHP (but shall be Non-Recourse to its Partners other than the General Partner). The foregoing provisions shall not (a) prevent recourse to the Pledged Property or constitute a waiver, release or discharge of any MHP Debt, and the same shall continue until paid or discharged, (b) limit the right of any Person, if required by applicable law, to name MHP or any successor or assign of MHP as a party defendant in any Action in the exercise of any remedy under any Transaction Document, so long as no judgment seeking the performance of any act requiring the expenditure of money shall be sought against MHP or any such successor or assign and so long as any monetary judgment seeking the expenditure of money is payable only from the Pledged Property or (c) impair any right of the Lender to obtain a deficiency judgment against MHP or any such successor or assign in any Action where necessary as a matter of law to preserve the rights and remedies of the Lender against the Pledged Property, provided that such deficiency judgment may only be enforced against the Pledged Property. Notwithstanding the foregoing, under no circumstances shall the MHP Debt be recourse to any limited partner of MHP in its capacity as such.

         "NSI" has the meaning set forth in Section 7.1(a).
          ---

         "Officer's Certificate" means a certificate signed by any officer of
          ---------------------
the General Partner who is authorized to act hereunder on behalf of MHP.

         "Operating Account" has the meaning set forth in Section 7.9 of the
          -----------------
Cash Management Procedures.

         "Operating Budget" has the meaning set forth in Section 5.2(d)(vi).
          ----------------

         "Operating Profit" has the meaning set forth in the Management
          ----------------
Agreements.

         "Operating Profit Payment Date" means the last Business Day of the
          -----------------------------
third week in each Accounting Period.

         "Operational Agreements" means the Management Agreements, the MHP
          ----------------------
Property Agreements, the Equipment Leases, the Ground Leases, the Leases, if any, and any assignments and assumption agreements or other agreements related thereto.

         "Optional Prepayment Date" means October 11, 2007.
          ------------------------

         "Partners" means the limited partners of MHP as constituted from time
          --------
to time and the General Partner, in their capacities as such.

         "Permits" means all permits, licenses, certificates, approvals,
          -------
authorizations and other documents necessary for the construction, use, operation or maintenance of the Hotels and the MHP Properties.

         "Permitted Exceptions" has the meaning set forth in the MHP Mortgages.
          --------------------

         "Permitted Investments" has the meaning set forth in Exhibit D hereto.
          ---------------------

         "Person" means any individual, corporation, partnership, limited
          ------
liability partnership, joint venture, association, limited liability company, joint stock company, estate, trust, unincorporated organization or other business entity or Governmental Authority.

         "Plan(s)" means an employee benefit or other plan established or
          -------
maintained by MHP or any ERISA Affiliate or to which MHP or any ERISA Affiliate makes or is obligated to make contributions and which is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the IRC.

         "Pledge Agreement" means the Pledge Agreement, dated the Closing Date,
          ----------------
by and among SC, MHP and the Lender.

         "Pledged Property" means the MHP Properties and the other collateral in
          ----------------
which a security interest is being granted pursuant to the Security Documents.

         "Potential Event of Default" means an event which, with the giving of
          --------------------------
any applicable notice and/or lapse of any applicable time period, would become an Event of Default.

         "Principal Payment" means the difference between the Monthly Debt
          -----------------
Service Payment and the Base Rate Interest paid for the applicable Debt Service Period.

         "Purchase Money Security Interest" means purchase money mortgages or
          --------------------------------
security interests, conditional sale arrangements and other similar security interests on furniture, fixtures or equipment acquired by MHP in the ordinary course of business (and not inconsistent with customary industry practices), with the proceeds of the indebtedness secured thereby; provided, however, that
                                                       --------  -------
(i) any Purchase Money Security Interest shall attach only to the furniture, fixtures or equipment acquired in such transaction (and any proceeds, as defined in the Uniform Commercial Code, thereof), and (ii) such indebtedness shall not exceed the cost of such furniture, fixtures or equipment.

         "Rating Agencies" means one or more of S&P, Fitch Investors Services
          ---------------
Inc., DCR and Moody's Investors Service, Inc. that are, at the time of determination, selected by NACC to rate the Securities.

         "Rating Comfort Letter" means a letter from each Rating Agency pursuant
          ---------------------
to which it confirms that the taking of the action referred to therein will not result in a withdrawal, qualification or downgrade of the then existing ratings of the Securities.

         "Rehabilitation Account" has the meaning set forth in Section 8.5 of
          ----------------------
the Cash Management Procedures.

         "Rehabilitation Work" means the improvements to be made to the MHP
          -------------------
Properties in the amounts more particularly described on Exhibit J hereto.
                                                         ---------

         "Release Date" has the meaning set forth in Section 2.3(a)(i).
          ------------

         "Release Price" means the amount of the proceeds of the MHP Loan
          -------------
allocated to each MHP Property as set forth in Exhibit E. Release Prices for the
                                               ---------
MHP Properties will be adjusted as follows: If the principal amount of the MHP Notes is prepaid as a result of (i) the release of an MHP Property pursuant to
Section 2.6, (ii) the application of U.S. Obligations pursuant to Section 2.3, or (iii) optional prepayment pursuant to the last sentence of Section 3.1, the Release Price for each MHP Property that will be subject to the lien of any MHP Mortgage immediately after such repayment shall equal the product of (x) a fraction the numerator of which is the Release Price of such MHP Property immediately before such adjustment and the denominator of which is the aggregate Release Prices for all MHP Properties, the lien of which is not being released, immediately before such adjustment, times (y) the outstanding principal amount of the MHP Notes immediately after such adjustment.

         "REMIC" has the meaning set forth in Section 2.3(a).
          -----

         "S&P" means Standard & Poor's Rating Services.
          ---

         "SC" means Santa Clara Marriott Hotel Limited Partnership.
          --

         "SC Cash Collateral Account" has the meaning attributed to "Cash
          --------------------------
Collateral Account" in the SC Loan Agreement.

         "SC Cash Management Procedures" has the meaning attributed to "Cash
          -----------------------------
Management Procedures" in the SC Loan Agreement.

         "SC Debt" means the obligations of SC under the SC Transaction
          -------
Documents, together with all interest thereon, and all other sums, including, without limitation, fees, expenses, commissions, premiums and indemnities, which may or shall become due under any of the SC Transacti on Documents, including the costs and expenses of enforcing any provision thereof that may be reimbursable thereunder.

         "SC Event of Default" has the meaning attributed to "Event of Default"
          -------------------
in the SC Loan Agreement.

         "SC Loan Agreement" means the Loan Agreement, dated as of the date
          -----------------
hereof, between SC and the Lender.

         "SC Mortgage" means, with regard to the SC Property, the deed of trust
          -----------
creating a first mortgage lien thereon, dated as of the Closing Date, from SC to or for the benefit of the Lender.

         "SC Property" has the meaning set forth in the SC Loan Agreement.
          -----------

         "SC Security Documents" has the meaning attributed to "Security
          ---------------------
Documents" in the SC Loan Agreement.

         "SC Transaction Documents" has the meaning attributed to "Transaction
          ------------------------
Documents" in the SC Loan Agreement.

         "Securities" has the meaning set forth in Section 6.1.
          ----------

         "Securities Act" means the Securities Act of 1933, as amended from time
          --------------
to time, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         "Securitization" has the meaning set forth in Section 6.1.
          --------------

         "Security Documents" means (a) the MHP Mortgages, (b) the collateral
          ------------------
assignment of documents and property rights, dated as of the Closing Date, by MHP to the Lender, (c) the assignments of leases, rents and profits, dated as of the Closing Date, by MHP to the Lender given in connection with the MHP Mortgages, (d) the collateral account agreement, dated as of the Closing Date, between MHP and the Lender, (e) the Pledge Agreement, (f) the Environmental Indemnity Agreement, (g) all Uniform Commercial Code financing statements relating to the MHP Debt and (h) any other documents securing the MHP Debt.

         "Servicer" means any nationally recognized servicer of commercial
          --------
mortgage loans selected by the Lender and acceptable to the Rating Agencies.

         "Servicing Expenses" has the meaning set forth in Section 4.3(B)(i) of
          ------------------
the Cash Management Procedures.

         "SNDA" means the Modification, Subordination and Non-Disturbance
          ----
Agreements, Estoppels, Assignments and Consents, dated as of the Closing Date, among the Manager, MHP and the Lender.

         "Subordinate Debt" means Indebtedness incurred by MHP after September
          ----------------
23, 1998 that is expressly subordinate in right of payment to the MHP Debt pursuant to the provisions of the applicable MHP Mortgage and with respect to which evidence is provided satisfactory to the Lender that the pro forma Debt
                                                               --- -----
Service Coverage Ratio of the MHP Properties on its date of issuance is at least 2.25:1 and as to which the Rating Agencies deliver a Rating Comfort Letter. For the purpose of calculating such Debt Service Coverage Ratio, Debt Service Expense shall be the difference between (i) the aggregate amount of scheduled interest and principal payable on the proposed subordinate indebtedness and any other Indebtedness other than Indebtedness evidenced by the MHP/SC Note secured by any assets of MHP and (ii) the payments received from or with respect to U.S. Obligations purchased by the Lender with the Defeasance Deposits paid to it by MHP pursuant to Section 2.3 and then held as security for the MHP Notes.

         "Substantive Consolidation Opinion" has the meaning set forth in
          ---------------------------------
Section 6.1(b).

         "Successor Entity" has the meaning set forth in Section 2.3(e).
          ----------------

         "Third Party Payors" has the meaning set forth in Section 2.1 of the
          ------------------
Cash Management Procedures.

         "Transaction Documents" means this Agreement, the Security Documents,
          ---------------------
the MHP Notes and all other documents executed and delivered by MHP in favor of the Lender in connection with the MHP Loan, including, without limitation, all agreements, instruments and documents pursuant to which the Pledged Property is assigned, collaterally assigned and/or pledged to the Lender hereunder.

         "Transition Period" has the meaning set forth in Section 7.3 of the
          -----------------
Cash Management Procedures.

         "Trustee" means the trustee to which NACC assigns its interest in the
          -------
Transaction Documents in connection with a Securitization.

         "Uncontrollable Circumstances" means circumstances causing delay due to
          ----------------------------
acts of God, governmental restrictions (other than arising from MHP's failure to comply with applicable law), enemy acts, civil commotion or other causes beyond the reasonable control of MHP.

         "United States" means the United States of America (including the
          -------------
States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

         "U.S. Obligations" has the meaning set forth in Section 2.3(f).
          ----------------

         "Welfare Plan" means an employee welfare benefit plan, as defined in
          ------------
Section 3(1) of ERISA.

         "Work" has the meaning set forth in Section 8.1 of the Cash Management
          ----
Procedures.

         "Yield Maintenance Premium" shall mean an amount in cash that would be
          -------------------------
necessary to purchase U.S. Obligations in an amount that would be sufficient, together with U.S. Obligations that could be purchased with the principal of and interest on the MHP Notes paid to the Lender upon an acceleration of the MHP Notes pursuant to Section 4.2, to provide the payments due on or prior to, but as close as possible to, all successive Debt Service Payment Dates after the receipt of such amount in respect of (i) the remaining Monthly Debt Service Payments that would be required under the MHP Notes through and including October 11, 2007 and (ii) a balloon payment of the outstanding principal balance of the MHP Notes and accrued and unpaid interest as of such date as if such balloon payment were then due and payable.


                                  ARTICLE II

            PROVISIONS CONCERNING THE ACCOUNTS AND PLEDGED PROPERTY

         Section 2.1  Cash Management Procedures
                      --------------------------

         The provisions of Exhibit B are incorporated herein by reference.
                           ---------


         Section 2.2  Right to Contest. To the extent consistent with the MHP
                      ----------------
Mortgages, MHP at its expense may contest, by appropriate Action conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or Lien therefor or any Legal Requirement or Insurance Requirement or the application of any instrument of record affecting the Pledged Property or any part thereof or any claims or judgments of mechanics, materialmen, suppliers or vendors or Liens therefor, and may direct the Manager or the Servicer, as the case may be, to withhold payment of the same pending such Action if permitted by law; provided, however, that (a) in the case of any Impositions or
                  --------  -------
Liens therefor or any claims or judgments of mechanics, materialmen, suppliers or vendors or Liens therefor, such Action shall suspend the enforcement thereof and the accrual of penalties thereon from MHP, the Manager, the Servicer and the Pledged Property, (b) neither the Pledged Property nor any part thereof or interest therein could be in any danger of being sold, forfeited or lost if MHP pays the amount or satisfies the condition being contested, and MHP would have the opportunity to so pay or satisfy if MHP fails to prevail in the contest and
(c) in the case of an Insurance Requirement, the failure of MHP to comply therewith shall not impair the validity of any insurance required to be maintained by MHP under the applicable MHP Mortgage or the right to full payment of any claims thereunder.


         Section 2.3  Defeasance.
                      ----------

         (a) At any time after the date which is the earlier of (x) two years after the "startup day," within the meaning of Section 860G(a)(9) of the IRC, of a "real estate mortgage investment conduit," within the meaning of Section 860D of the IRC (a "REMIC"), that holds the MHP Notes (if the MHP Notes have been
               -----
transferred to a REMIC prior to September 23, 1998) and (y) September 23,
2000, but prior in either case to the Optional Prepayment Date, MHP may defease such Lien to cause the release of one or more of the MHP Properties from such Lien by providing the Lender with funds in an amount equal to the Defeasance Deposit for that portion of the MHP Notes which MHP wishes to defease, upon the satisfaction of the following conditions:

             (i) not less than 30 days' notice to the Lender specifying a Debt Service Payment Date (the "Release Date") on which the Defeasance Deposit is to be made;

            (ii) the payment to the Lender of interest accrued and unpaid on the principal balance of the MHP Notes and all other MHP Debt due through and including the Release Date;

           (iii) the payment to the Lender of the Defeasance Deposit; and

            (iv) the delivery to the Lender of:

                 (A) a security agreement (the "Defeasance Security
                                                -------------------
                     Agreement"), in form and substance satisfactory to the
                     ---------
                     Lender, creating a first priority perfected security interest in favor of the Lender in the Defeasance Deposit and the U.S. Obligations purchased with the Defeasance Deposit in accordance with this subsection (a) (together, the "Defeasance
                          ----------

                      Collateral");
                      ----------

                  (B) form(s) of release of the MHP Property(ies) to be released from the Lien of the Security Documents (for execution by the Lender) appropriate for the jurisdiction(s) in which such MHP Property(ies) are located;

                  (C) an Officer's Certificate certifying that the requirements set forth in subsections (a) (ii)-(iv) have been satisfied;

                  (D) an opinion of counsel for MHP (which may be a "reasoned"
                      opinion), in form and substance satisfactory to the Lender, that (i) the transfer of the Defeasance Collateral in exchange for release(s) of the MHP Property(ies) to be released will not constitute an avoidable preference under
                      Section 547 of the United States Bankruptcy Code in the event of a filing of a petition for relief under the United States Bankruptcy Code for or against MHP, (ii) the Defeasance Collateral has been duly and validly transferred and assigned to the Trustee for the benefit of the holders of the Securities, (iii) the Trustee holds a first priority perfected security interest in the Defeasance Collateral for the benefit of such holders,
                      (iv) such transfer will not result in a deemed exchange of the Securities pursuant to Section 1001 of the IRC, (v) such transfer will not, by itself, adversely affect the status of the Securities as indebtedness for federal income tax purposes and (vi) such transfer will not adversely affect the status of the entity holding the MHP Debt as a REMIC (assuming for such purposes that such entity otherwise qualifies as a REMIC and that the applicable MHP Note(s) was transferred to such REMIC not later than two years prior to the Release Date);

                  (E) a certificate of a certified public accountant acceptable to the Lender that the Defeasance Collateral complies with the requirements set forth in subsection (b) below;

                  (F) such other certificates, documents or instruments as the
                      Lender may reasonably request;

                  (G) evidence satisfactory to the Lender that the Defeasance
                      Debt Service Coverage Ratio will be maintained for the twelve full months commencing immediately after the Release Date at the greater of (x) the Initial Debt Service Coverage Ratio and (y) the ratio of the Net Operating Income for the thirteen (13) full Accounting Periods next preceding the Release Date divided by the difference between (i) Debt Service Expense for such period and (ii) the payments received for such period from or with respect to U.S. Obligations purchased by the Lender with the Defeasance Deposits paid to it by MHP pursuant to this Section 2.3(a) and then held as security for the MHP Notes for such period; and

                  (H) If the defeasance is made after the Securitization, the
                      Rating Agencies deliver a Rating Comfort Letter.

         (b) If, following the release of the subject MHP Property(ies), less than all of the MHP Properties and the SC Property shall have been released, the Lender shall use the Defeasance Deposit to purchase U.S. Obligations that provide payments on or prior to, but as close as possible to, all successive Debt Service Payment Dates after the Release Date that would be required with respect to an assumed promissory note in a principal amount equal to 125% of the Release Price of the MHP Property(ies) to be released from the Lien of the Security Documents on such Release Date. Such assumed promissory note shall be in the same form (including with respect to term and interest rate) as the MHP Notes but shall provide for a mandatory prepayment thereof on the Optional Prepayment Date, including through the application by the Servicer of U.S. Obligations pursuant to the provisions of subsection (g) of this Section 2.3. In order to secure the release, in addition to the U.S. Obligations referred to in the preceding sentence, MHP may, at its election, purchase U.S. Obligations for delivery to the Servicer that provide additional payments of the type referred to herein in order to satisfy the Defeasance Debt Service Coverage Ratio. If any MHP Property is released pursuant to this Section 2.3 as a result of a condemnation or casualty, the payments provided for in this subsection (b) shall be equal to the greater of (A) the Release Price and (B) the lesser of (x) the Defeasance Deposit and (y) the net Condemnation Proceeds or the net Insurance Proceeds received on account of such MHP Property. The Lender shall deliver such U.S. Obligations to the Servicer for application pursuant to Sections 4.3(B) and 7.9.3(A) of the Cash Management Procedures.

         (c) If, as a result of the release of the subject MHP Property(ies), all of the MHP Properties and the SC Property shall have been released, the

Lender shall use the Defeasance Deposit to purchase U.S. Obligations that provide, together with any U.S. Obligations purchased in connection with any prior releases of MHP Properties, payments on or prior to, but as close as possible to, all successive Debt Service Payment Dates after the Release Date that would be required with respect to an assumed promissory note in a principal amount equal to the aggregate outstanding principal balance of the MHP Notes and accrued and unpaid interest thereon on the Release Date. Such assumed promissory note shall be in the same form (including with respect to term and interest rate) as the MHP Notes but shall provide for the mandatory prepayment thereof on the Optional Prepayment Date, including through the application by the Servicer of U.S. Obligations pursuant to the provisions of subsection (g) of this Section
2.3. The Lender shall deliver such U.S. Obligations to the Servicer for application pursuant to Sections 4.3(B) and 7.9.3(A) of the Cash Management Conditions.

         (d) Upon compliance with the requirements of this Section 2.3, the MHP Property(ies) to be released shall be released from the Lien of the Security Documents and the SC Security Documents and shall not be deemed an MHP Property hereunder; the U.S. Obligations shall constitute substitute collateral which, together with the Security Documents applicable to the remaining MHP Properties, shall secure the MHP Debt.

         (e) If all the MHP Properties and the SC Property have been released pursuant to the provisions of Section 2.3 of the SC Loan Agreement, MHP may assign its obligations under the MHP Notes together with the U.S. Obligations relating thereto to a successor entity (the "Successor Entity") designated by
                                             ----------------
NACC and thereupon be released fully from all obligations relating to the MHP Debt. In such event the opinion of counsel provided for in clause (a)(iv)(D) of this Section 2.3 shall provide that upon such assignment, the Defeasance Collateral will not be part of the estate of MHP under Section 541 of the United States Bankruptcy Code. NACC shall retain its obligation to designate a Successor Entity notwithstanding the transfer of the MHP Notes and the SC Note unless such obligation is specifically assumed by the transferee. In consideration for the payment of $1,000 by MHP, the Successor Entity shall assume MHP's obligations under the MHP Notes and the Defeasance Security Agreement, MHP shall be relieved of its obligations thereunder and the MHP Debt and the SC Debt shall not be deemed outstanding for any purpose of this Agreement. If required by the applicable Rating Agencies, MHP shall also deliver or cause to be delivered a Substantive Consolidation Opinion with respect to the Successor Entity in form and substance satisfactory to the Lender and the applicable Rating Agencies.

         (f) For purposes of this Section 2.3, "Defeasance Deposit" shall mean
                                                ------------------
an amount in cash necessary to purchase U.S. Obligations whose cash flows are in an amount sufficient (i) to make the payments required under subsections (b) or
(c), as the case may be,
plus any costs and expenses incurred or to be incurred in making such purchase and (ii) to make the additional monthly payments necessary to cause the Defeasance Debt Service Coverage Ratio to be satisfied; "U.S. Obligations" shall
                                                         ----------------
mean obligations or securities not subject to prepayment, call or early redemption which are direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America; and "Defeasance Debt Service Coverage Ratio" shall mean, in respect of any fiscal
 --------------------------------------
period, the ratio of (i) Net Operating Income of the MHP Properties for such period remaining after a defeasance pursuant to this Section 2.3 to (ii) the difference between (x) Debt Service Expense for such period and (y) the payments to be received from or with respect to U.S. Obligations then held as security for the MHP Notes for such period, including, without limitation, U.S. Obligations purchased by MHP pursuant to the second sentence of subsection (b) above.

         (g) If the payment of accrued and unpaid interest and principal of the MHP Notes and any other MHP Debt has not been made in full by the Optional Prepayment Date, payments from or with respect to U.S. Obligations then held by the Lender and such payments received by the Lender thereafter shall be applied on the date such payment is received (i) first, to payment of accrued and unpaid interest on each of the MHP Notes, pro rata; and (ii) second, to prepayment of
                                   --- ----
the Principal Payments of each of the MHP Notes, pro rata, in inverse order of maturity.

         (h) Notwithstanding the provisions of subsection (a) of this Section
2.3 setting forth the time period during which an MHP Property may be defeased, MHP may defease the Lien of the Security Documents and the SC Security Documents to cause the release of an MHP Property for the purpose set forth in clause (e) of Section 4.1A prior to the date set forth in such subsection (a) if it provides to the Lender an opinion in form and substance, and from a firm, acceptable to the Lender, in the exercise of its sole discretion, that such release will not adversely affect the status of the entity holding the MHP Debt as a REMIC (assuming for such purpose that such entity otherwise qualifies as a REMIC).

         Section 2.4  Sale of all the MHP Properties and the SC Property.
                      --------------------------------------------------
Provided that no Event of Default has occurred and is continuing, upon at least 60 days' notice to the Lender, MHP has the right to sell all the MHP Properties and SC has the right to sell the SC Property, as a group, subject to the MHP Security Documents and the SC Security Documents, as the case may be, to any Person so long as such Person is approved by NACC, and, after the Securitization, by the Lender, such approval not to be unreasonably withheld, and the Rating Agencies deliver a Rating Comfort Letter. It is understood that the Rating Agencies may require, as a condition to such delivery, matters equivalent to those contained in clauses (i) and (ii) of Section 2.5. Upon such approval and delivery, the Lender shall deliver to MHP for execution and delivery such instruments as may be reasonably required to effect an assignment and assumption of the MHP Debt and a release of the obligations of MHP under the Transaction Documents, including, without limitation, new MHP Notes as to which the purchaser of the MHP Properties shall be the obligor, in an aggregate principal amount equal to the then outstanding principal amount of the MHP Notes.

         Section 2.5  Change of Control. There shall be no Change of Control;
                      -----------------
provided, however, that if no Event of Default has occurred and is continuing
--------  -------
there can be a Change of Control if (i) MHP submits to the Lender an opinion in form and substance and from a firm satisfactory to the Lender, with respect to the requested Change of Control, to the same effect as the Substantive Consolidation Opinion, (ii) the organizational documents of the Person involved in the requested Change of Control are approved by the Lender and (iii) after the Securitization, the Rating Agencies deliver a Rating Comfort Letter.

         Section 2.6  Partial Release after the Optional Prepayment Date. On any
                      --------------------------------------------------
Debt Service Payment Date after the Optional Prepayment Date, upon the sale by MHP of any MHP Property to any Person, MHP may cause the release of such MHP Property from the Lien of the Security Documents upon the satisfaction of the following conditions:

         (a) not less than 30 days' notice to the Lender specifying a Debt Service Payment Date on which the amount set forth in clause (c) below is to be provided to the Servicer, which notice shall be accompanied by an Officer's Certificate to the effect that no Potential Event of Default or Event of Default has occurred and is continuing (or in the case of a Potential Event of Default or Event of Default that shall be cured or avoided by the release of the affected MHP Property describing the nature of, and certifying that, such Potential Default or Event of Default shall be cured by such release and that no other Potential Event of Default or Event of Default has occurred and is continuing and that such Release will comply with all applicable requirements of this Section 2.6;

         (b) the payment to the Lender of interest accrued and unpaid on the principal balance of the MHP Notes and all other sums due under the Transaction Documents, through and including such Debt Service Payment Date;

         (c) the payment to the Lender, to be applied to prepayment of the Principal Payments in inverse order of maturity, of an amount equal to 125% of the Release Price of such MHP Property; provided,
                                        --------
however, that (A) if an MHP Property is released pursuant to this Section 2.6 as
-------
a result of a condemnation or casualty (and MHP in accordance with the applicable MHP Mortgage determines in good faith that such MHP Property cannot be restored to substantially the condition that existed prior to the condemnation or casualty), such payment shall be an amount equal to the greater of (a) and (b), in which (a) is the Release Price for such MHP Property and (b) is the lesser of (x) 125% of such Release Price and (y) the net Condemnation Proceeds or net Insurance Proceeds received on account of such MHP Property;

         (d) delivery to the Lender for execution of forms of release of such MHP Property from the Lien of the Security Documents appropriate for the jurisdiction in which such MHP Property is located; and

         (e) delivery to the Lender of evidence satisfactory to the Lender that the ratio of (i) Net Operating Income for the thirteen full Accounting Periods immediately succeeding the release date to (ii) the difference between (y) the Debt Service Expense for such Accounting Periods and (z) the payments to be received for such Accounting Periods from or with respect to U.S. Obligations then held as security for the MHP Notes will be maintained at the greater of (x) the Initial Debt Service Coverage Ratio and (y) the ratio of (i) the Net Operating Income for the thirteen full Accounting Periods next preceding the release date to (ii) the difference between (y) the Debt Service Expense for such Accounting Periods and (z) the payments received for such Accounting Periods from or with respect to U.S. Obligations then held as security for the MHP Notes.


                                  ARTICLE III

                                   PAYMENTS

         Section 3.1  Payments on the MHP Notes. All payments made on the MHP
                      -------------------------
Notes shall be made in the manner, and subject to the conditions, provided in this Agreement and the MHP Notes. The MHP Notes shall not be prepayable except as expressly provided for in this Section 3.1, Section 2.3 hereof, Section 2.6 hereof and Sections 4.4(I) and 7.10(F) of the Cash Management Procedures. In addition, on the Optional Prepayment Date and each Debt Service Payment Date thereafter, the MHP Notes may be prepaid, at the option of MHP, in full or in part, without penalty or premium.

         Section 3.2  Interest Rate.
                      -------------

         (a) Except as set forth in Sections 3.4(b) and 3.4(d), the MHP Debt shall bear interest for each Debt Service Period at the Base Rate.

         (b) Calculations of interest shall be made on the basis of a 360-day year and actual days elapsed during each Debt Service Period.


         Section 3.3 Payments without Deduction, etc. All payments of the MHP
                     -------------------------------
Debt to the Lender shall be absolute and uncon dition al, shall be paid strictly in accor dance with the terms of the Transaction Documents without being subject to any claim, set-off, de fense or other right which MHP may have against the Lender or any other Person, whether in con nec tion with this Agreement, the trans actions contemplated herein or any other circumstance or happening whatso ever. MHP shall make such payments to the Lender free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deduc tions, charges, penalties or withholdings, and any lia bili ties with respect thereto, by whomever imposed, other than present or future taxes on the income of the Lender or franchise taxes imposed on the Lender as a result of its conducting business in specific jurisdictions. MHP shall pay and indemnify and hold the Lender harmless from and against any present or future claim for liability for United States, state or local taxes or assessments on the ownership by the Lender of the debt ob liga tions of MHP evidenced by the MHP Notes, the MHP Mortgages or on the princi pal, in ter est, fees or other amounts payable under any Transaction Document or other wise in re spect of the MHP Debt (other than income or franchise taxes imposed on the Lender or its Affiliates by any jurisdiction). The obligations of MHP hereunder shall survive repayment of the MHP Debt and termination of the Transaction Documents.

         Section 3.4  Periodic Payments.
                      -----------------

         (a) On October 11, 1996, MHP shall pay to the Lender interest on each of the MHP Notes at the Base Rate for the period beginning on the date hereof and ending on October 10, 1996. On each Debt Service Payment Date thereafter through and including October 11, 1997, MHP shall pay to the Lender interest on each of the MHP Notes at the Base Rate then due and payable for each Debt Service Period.

         (b) On each Debt Service Payment Date occurring after October 11, 1997, MHP shall pay $1,891,658.45 to the Lender. Such amount shall be applied (i) first, to the payment of the Base Rate Interest on each of the MHP Notes, pro
                                                                          ---
rata, then due and payable for the applicable Debt Service Period, and (ii)
----
next, to the Principal Payment of each of the MHP Notes, pro rata, in the amount
                                                         --- ----
of the difference between the Monthly Debt Service Payment and the Base Rate Interest paid pursuant to sub-clause (i) above. Following the Maturity Date and while an Event of Default has occurred and is continuing, the Monthly Debt Service Payment shall be increased to reflect payment of interest at the Default Rate; provided, however, that for the purposes of this sentence, an Event of Default shall be considered to have occurred and be continuing until such Event of Default has been cured, including, without limitation, pursuant to the provisions of Section 4.1B.

         (c) If any Principal Payment or a portion thereof is prepaid on any Debt Service Payment Date by the application by the Servicer of payments received (i) from or with respect to U.S. Obligations held by the Servicer on the Optional Prepayment Date as a result of a release of any MHP Property from the Lien of the Security Documents pursuant to Section 2.3, (ii) from the release of an MHP Property from the Lien of the Security Documents pursuant to
Section 2.6, or (iii) on and after the Optional Prepayment Date, pursuant to the last sentence of Section 3.1 hereof, the Monthly Debt Service Payment payable on each Debt Service Payment Date thereafter shall be reduced in an amount equal to the percentage reduction in the principal amount payable under each of the MHP Notes effected by such prepayment.

         (d) Subsequent to the Optional Prepayment Date and in accordance with the provisions of the Cash Management Procedures, MHP shall pay to the Lender on each Debt Service Payment Date (without duplication) any Excess Cash Flow and the MHP Share (as such term is defined in the SC Cash Management Procedures) for all Accounting Periods ending during the Debt Service Period immediately preceding such Debt Service Payment Date, which payments shall be applied (A) first, to prepayment of each Principal Payment required to be made on each Debt Service Payment Date, pro rata, in inverse order of maturity until the principal
                      --- ----
of each of the MHP Notes has been paid in full, and (B) next, to payment of the difference, if any, between (y) the sum of (i) interest accrued and unpaid on each MHP Note calculated at the Adjusted Rate and (ii) interest on such accrued and unpaid amount at the Adjusted Rate and (z) the Base Rate Interest paid on each Debt Service Payment Date, in the case of each payment described in this clause (B)), pro rata.
             --- ----

                                    ARTICLE

                        DEFAULT; REMEDIES; ENFORCEMENT

         Section 4.1A Events of Default. Any of the following shall constitute a
                      -----------------
default under this Agreement (an "Event of Default"):
                                  ----------------

         (a) failure by MHP to pay on the due date any interest or principal due and payable on any MHP Note as set forth therein; or

         (b) failure by MHP to make any other payment due under any Transaction Document within ten (10) days after demand therefor shall have been made; or

         (c) any representation or warranty of MHP contained in any

Transaction Document shall have been untrue or incorrect when made in any respect that may have a Material Adverse Effect; provided, however, that for the
                                                 --------  -------
purpose of this clause (c) the words "To its Best Knowledge" shall be deleted, where used, from the provisions of each representation and warranty contained in
Section 5.1 (other than Sections 5.1(e), 5.1(f), 5.1(aa) and 5.1(an); or

         (d) failure by MHP to perform its covenants in Section 5.2(d), and such failure continues unremedied for ten days after notice thereof by the Lender to MHP requiring the same to be remedied; or

         (e) failure by MHP to perform or observe any other of its (i) covenants under any Transaction Document (other than the covenant contained in Section 5.3(n)) that has a Material Adverse Effect, or (ii) covenant contained in such Section, and in each case such failure continues unremedied for 30 days after notice thereof by the Lender to MHP requiring the same to be remedied or such shorter period as shall be provided in such Transaction Document; provided,
                                                                  --------
however, that it shall not be an Event of Default if (a) such failure is curable
-------
but is not reasonably capable of being cured within such 30-day period and MHP shall have commenced to cure such failure within such 30-day period and thereafter shall diligently pursue such cure to completion, but in no event later than 180 days after the date on which MHP received such notice from the Lender or (b) such failure affects one or more but not all of the MHP Properties and MHP, within thirty (30) days after its receipt of such notice from the Lender, gives notice to the Lender of its intent to release such MHP Property(ies) from the Lien of the Security Documents pursuant to the provisions of Section 2.3 or 2.6 and, thereafter diligently pursues efforts to take such action and, within 180 days after the date on which it received such notice from the Lender, effects such release pursuant to the provisions of Section 2.3 or 2.6, as the case may be; or

         (f) an order (that has not been vacated or stayed within 60 days from the entry thereof) is made for, or the Partners take any action with regard to, the winding up of MHP or the General Partner except a winding up for the purpose of a merger, restructuring or contribution, the terms of which have previously been consented to by the Lender; or

         (g) (A) MHP or the General Partner shall commence any Action (1) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors (collectively, "Insolvency Law") seeking to have an order for relief entered with respect to
 --------------
it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian or other similar official (each a "Bankruptcy Custodian") for it or for all
 --------------------
or substantially all of its assets, or MHP or the General Partner shall make a general assignment for the benefit of its creditors; or (B) there shall be commenced against MHP or the General Partner any Action of a nature referred to in clause (A) above which (1) results in the entry of any order for relief or any such adjudication or appointment and (2) remains undismissed, undischarged or unbonded for a period of 60 days; or (C) there shall be commenced against MHP or the General Partner any Action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets which results in the entry of an order for any such relief that shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within 60 days from the entry thereof; or (D) MHP or the General Partner shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (h) Unless (a) MHP, after obtaining any consents or waivers from the ground lessor under the applicable Ground Lease, causes all of the MHP Properties then owned by MHP to come under management by another nationally recognized hotel operator acceptable to the Lender, in the exercise of its reasonable discretion, (b) such MHP Properties are operated as part of a comparable nationally recognized hotel system acceptable to the Lender and (c) each of the Rating Agencies delivers to the Lender a Rating Comfort Letter with respect thereto: (A) the Manager shall commence any Action (y) under any Insolvency Law seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (z) seeking appointment of a Bankruptcy Custodian for it or for all or substantially all of its assets, or the Manager shall make a general assignment for the benefit of its creditors; or
(B) there shall be commenced against the Manager any Action of a nature referred to in clause (A) above which (y) results in the entry of any order for relief or any such adjudication or appointment and (z) remains undismissed, undischarged or unbonded for a period of 60 days; or (C) there shall be commenced against the Manager any Action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets which results in the entry of an order for any such relief that shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within 60 days from the entry thereof; or (D) the Manager shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (i) one or more judgments or decrees, not covered by insurance, in an aggregate amount exceeding $2,000,000 in the case of MHP and $2,000,000 in the case of the General Partner, shall be entered against MHP or the General Partner, as the case may be, and such judgments or decrees shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within 60 days from the entry thereof;

         (j) there is a Change of Control, unless permitted under Section 2.5;

         (k) an SC Event of Default occurs; or

         (l) any representation or warranty of HMH, Marriott Proper ties, Inc. or MHP II Acquisition Corp. shall have been untrue or incorrect on the date hereof, or any breach by any of such entities of the covenants, in each case relating to the "factual state ments," within the meaning of Paragraph 5 of those certain certificates of Christopher Townsend and Bruce Wardinski, in each case dated the date hereof, with respect to the substantive consol idation opinion referred to therein; provided, however, that (i) for the purposes of this clause (l) the phrase "to the best of his knowledge after due inquiry" set forth in each such paragraph shall be deemed deleted and (ii)(A) in the case of such representation or warranty, MHP does not take such action as may be required within 30 days after notice of the untruth or inaccuracy thereof by the Lender to MHP to "cure" such failure such that such representation or warranty would not have been untrue or incorrect if such "cure" had been in effect on the date hereof and (B) in the case of such breach, such breach continues unremedied for 30 days after notice thereof by the Lender to MHP; provided, however, further that if such breach is curable but is not reasonably capable of being cured within such 30-day period and MHP shall have commenced to cure such failure within such 30-day period and thereafter shall diligently pursue such cure to completion, but in no event later than 90 days after the date on which SC received such notice from the Lender, such breach shall not be an Event of Default.


         Section 4.1B Event of Default Cure. None of the foregoing shall
                      ---------------------
constitute an Event of Default if after the occurrence thereof and after the expiration or waiver of the rights, if any, of any ground lessor under a Ground Lease to purchase the underlying MHP Note and MHP Mortgage, MHP tenders a cure for such Event of Default or a plan to cure such Event of Default and the Lender accepts such tender, such acceptance to contain such conditions as the Lender, in the exercise of its sole discretion, may require. If MHP tenders to the Lender all sums, the non-payment of which constituted an Event of Default under clauses (a) or (b) of Section 4.1A, and the Lender accepts such sums, such non-payment shall not constitute an Event of Default. If the Lender does not accept any such payment or tender by MHP, the Event of Default shall be continuing. The Lender shall be deemed to have accepted a tender of cash if the Lender does not return such cash to MHP within 10 Business Days of its receipt thereof. Except as contemplated by the preceding sentence, if the Lender fails to respond to MHP within 30 days of its receipt of such tender, it shall be deemed to be rejected.


         Section 4.2 Remedies. If an Event of Default shall have occurred and be
                     --------
continuing, the Lender shall have the right, in its sole discretion, by notice to MHP (with a copy to the Manager) (except upon the occurrence of an Event of Default under clauses (f) or (g) of Section 4.1A, in which case all principal and accrued interest thereon will be immediately due and payable on the MHP Notes without any declaration or other act on the part of the Lender) to take one or more of the following actions:

         (a) To declare the principal of and all amounts accrued but unpaid under the MHP Notes and the Transaction Documents, together with the Yield Maintenance Premium if the Event of Default occurs and is continuing prior to the Optional Prepayment Date, to be immediately due and payable, and such amounts shall thereupon become immediately due and payable, without presentment, demand, protest or notice of any kind, other than any notice specifically required by this Section 4.2, all of which are hereby expressly waived by MHP;

         (b) Pursue such rights and remedies against MHP, or otherwise, as are provided under and pursuant to the MHP Mortgages or any of the other Transaction Documents and as may be available to the Lender at law or in equity, including, without limitation, during such time as the Lender may be considering a tender of a cure or a plan pursuant to Section 4.1B; provided, however, that the Lender
                                              --------  -------
shall not initiate foreclosure proceedings unless five (5) Business Days' prior notice of such intention is given MHP and the tender of a cure or a plan therefor shall not have been accepted by the Lender pursuant to the provisions of Section 4.1B before the end of such 5 Business Day period; and

         (c) If the Event of Default involves MHP's failure to pay any Imposition or to comply with the Insurance Requirements, or to perform or observe any other covenant, condition or term in any Transaction Document or in any Management Agreement, the Lender may, at its option, without waiving or affecting any of its rights or remedies hereunder, pay, perform or observe the same, and, in connection therewith, the Lender shall be entitled to rely on any representations and statements of the Manager under any Management Agreement in regard to alleged breaches or violations thereof, and all payments made or costs or expenses incurred by the Lender in connection therewith shall be repaid by MHP to the Lender within fifteen (15) days after demand therefor, and shall be added to and become a part of the MHP Debt. The Lender is hereby empowered to enter and to authorize others to enter upon any MHP Property for the purpose of performing or observing any such defaulted covenant, condition or term, without thereby becoming liable to MHP or any Person in possession holding under MHP.

         Section 4.3 Remedies Cumulative; Delay or Omission Not a Waiver. To the
                     ---------------------------------------------------
extent permitted by law, every remedy given hereunder or in any other Transaction Document to the Lender shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every remedy provided by statute, law, equity or otherwise. The Lender may exercise all or any of the powers, rights or remedies given to it hereunder or which may be now or hereafter given by statute, law, equity or otherwise, in its absolute discretion. No course of dealing between MHP and the Lender or any delay or omission of the Lender to exercise any power, right or remedy accruing upon any Event of Default shall impair any power, right or remedy or shall be construed to be a waiver of any such Event of Default or acquiescence therein, and every power, right and remedy given by each Transaction Document to the Lender may, to the extent permitted by law, be exercised from time to time and as often as may be deemed expedient by the Lender.


                                   ARTICLE V

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 5.1 Representations and Warranties of MHP.
                     -------------------------------------

         MHP represents and warrants to, and covenants with the Lender, that, as of the Closing Date, except as set forth on the Disclosure Schedule:

         (a) Exhibit F hereto sets forth MHP's organizational structure, and its
             ---------
equity interests and holders thereof. MHP is a limited partnership validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction where the nature of its business or location of the MHP Properties requires it to be so qualified, including Texas, Louisiana and California. The General Partner is a corporation validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction where the nature of its business or location of the MHP Properties requires it to be so qualified. Neither the General Partner nor MHP has engaged in any business unrelated to the ownership of the MHP Properties and their respective partnership interests in SC. Neither the General Partner nor MHP has assets other than those related to the MHP Properties and their respective partnership interests in SC.

         (b) MHP has, and at relevant times has had, the requisite power and authority to own its assets and conduct its business, to execute and deliver each of the Transaction Documents and the Operational Agreements to which it is a party and to carry out the transactions contemplated thereby.

         (c) MHP's execution, delivery and performance of each of the Transaction Documents and the Operational Agreements to which it is a party have been duly and validly authorized by all necessary actions and proceedings on its part and the part of the General Partner, and no further approvals or filings of any kind, including, without limitation, any approval of or filing with any Governmental Authority, are required as a condition thereof.

         (d) Neither the execution and delivery of each of the Transaction Documents and the Operational Agreements to which MHP is a party, nor the fulfillment of or compliance with the terms and conditions thereof:

             (i) will conflict with or result in any breach or violation of any law, rule or regulation issued by any Governmental Authority, or any judgment or order applicable to MHP or the General Partner, or to which MHP or the General Partner or any of the MHP Properties are subject;

             (ii) will conflict with or result in any breach or violation of, or constitute a default under, any of the provisions of MHP's Second Amended and Restated Agreement of Limited Partnership, the Restated Certificate of Incorporation of the General Partner, or any agreement or instrument to which MHP or the General Partner is a party or to which MHP or the General Partner or any of the MHP Properties is subject; or

             (iii) will result in or require the creation of any Lien on any of the MHP Properties, except Permitted Exceptions.

         (e) Each of the Transaction Documents and the Operational Agreements to which MHP is a party has been duly executed and delivered by MHP and, to MHP's Best Knowledge, the other parties thereto and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms thereof subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law). To MHP's Best Knowledge, each of the Operational Agreements to which it is not a party has been duly executed and delivered by the parties thereto.

         (f) There is no Action pending to which either MHP or the General Partner is a party or to which any of the MHP Properties is subject, directly or indirectly, and, to its Best Knowledge and, based on a certification to MHP by the Manager, the Manager is a party, no such Action is threatened or contemplated by any Person, in each case, other than an Action that does not involve an amount in controversy in excess of $25,000.

         (g) It has not received notice of, and does not have any knowledge of, any violations of any Legal Requirements affecting the MHP Properties or the construction, development, use, operation, maintenance or management thereof, except as set forth in the Exhibits and Schedules to this Agreement.

         (h) Neither MHP nor the General Partner has any subsidiaries, except that MHP and the General Partner hold a 50% limited partnership interest and a 1% general partnership interest, respectively, in SC and the General Partner holds five limited partnership units in MHP.

         (i) Except for the MHP Debt and the SC Debt, since March 20, 1989, it has not incurred any Indebtedness other than Purchase Money Security Interests.

         (j) MHP has no employees.

         (k) The MHP Property located in New Orleans, Louisiana, is owned by MHP in fee simple and is not subject to any ground or underlying leases other than the leases identified in Schedule 2 hereto. A true and complete copy of each
                         ----------
Ground Lease (including all amendments, agreements, side letters and documents relating thereto) has been delivered to NACC. Each such Ground Lease is unmodified and in full force and effect and there is no default by it thereunder nor, to MHP's Best Knowledge, by the lessor thereunder, and, to MHP's Best Knowledge, no event has occurred and is continuing which, with the passage of time and/or the giving of notice, would constitute a default or event of default under any such Ground Lease.

         (l) True and complete copies of the Operational Agreements relating to the MHP Properties (including all amendments, agreements, side letters and all other material documents relating thereto other than those effected in the ordinary course of business and which individually or in the aggregate do not have an Individual Material Adverse Effect) have been made available to the Lender; each such agreement is unmodified and in full force and effect; to its Best Knowledge, there is no default by any party thereunder and no event has occurred and is continuing which, with the passage of time and/or the giving of notice, would constitute a default or event of default by it thereunder in such circumstances that such default or event of default might have an Individual Material Adverse Effect. All necessary consents to the transactions described in the Transaction Documents required by such agreements have been obtained. Since its inception, neither MHP nor the General Partner has entered into any agreements or obligations other than the Transaction Documents to which it is a party and the Operational Agreements relating to the MHP

Properties.

         (m) All necessary governmental consents, if any, to the transactions described in the Transaction Documents have been obtained.

         (n) The Operating Budget annexed hereto as Exhibit G contains all
                                                    ---------
anticipated operating expenses for the MHP Properties for the year ending December 31, 1996. The preliminary Capital Budget annexed hereto as Exhibit H
                                                                    ---------
contains all presently anticipated Capital and FF&E Expenditures for the MHP Properties for the year ending December 31, 1997.

         (o) All Permits material to the operations of each of the MHP Properties have been obtained, are in full force and effect and are in MHP's name or available for its use.

         (p) Each of the MHP Properties has available to it adequate parking to comply with all Legal Requirements and to permit the operation of such MHP Property as a first class full service hotel in the case of the Hotel located in San Ramon, California, and first class full service convention hotels in the case of the Hotels located in San Antonio, Texas, and New Orleans, Louisiana, in each case operated in compliance with Marriott standards and the applicable Management Agreement.

         (q) MHP is not subject to any United States or state income, unincorporated business, capital, franchise or similar gross income or income based taxes.

         (r) (i) Neither MHP nor any ERISA Affiliate maintains, sponsors, contributes to or is obligated to contribute to, or during the five (5) years ending on the date of the execution and delivery of this Agreement, has maintained, sponsored, contributed to or was obligated to contribute to, any Plan.

              (ii) MHP does not, and is not obligated to, maintain, sponsor or contribute to any Welfare Plan.

             (iii) MHP's assets are not nor are they deemed "plan assets", whether by operation of law or under regulations promulgated under ERISA.

         (s) MHP has not entered into any Transaction Document with the actual intent to hinder, delay, or defraud any creditor. MHP has received reasonably equivalent value in exchange for MHP's obligations under the Transaction Documents. The fair saleable value of MHP's assets is and immediately after the execution and delivery of the Transaction Documents will be greater than MHP's probable liabilities, including the maximum amount of MHP's contingent liabilities or MHP's debts as such debts become absolute and matured. MHP's assets do not and immediately after the execution and delivery of the Transaction Documents will not constitute unreasonably small capital to carry out MHP's business as conducted or as proposed to be conducted. MHP does not intend to, and does not believe that MHP will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond MHP's ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of MHP's obligations).

         (t) MHP has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, or from any labor dispute or governmental action, order or decree, nor has there been any material adverse change, nor any other development or event that, in each case, may have an Individual Material Adverse Effect.

         (u) The Security Documents, when duly executed and delivered, and (to the extent required or contemplated) filed or recorded, will create a valid and enforceable first priority perfected security interest in MHP's right, title and interest in and to the rights and properties described therein, as to which perfection may be effected by such filing or recording, for the benefit of the Lender, subject only to Permitted Exceptions.

         (v) MHP is not (1) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (2) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, nor (3) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

         (w) There exists no Event of Default or Potential Event of Default.

         (x) To MHP's Best Knowledge, no representation or warranty made by it in any Transaction Document, and no schedule, exhibit, certificate, written statement, list, document or other material furnished or to be furnished to the Lender pursuant to or in connection with any such Transaction Document or any of the transactions contemplated thereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         (y) There is no offset, defense, counterclaim or right to rescission with respect to the MHP Notes or the other Transaction Documents.

         (z) All Ground Rent, taxes and governmental assessments currently due and owing in respect of, and affecting, the MHP Properties, have been paid, or an escrow of funds in an amount sufficient to cover such assessments has been established with the Servicer or title insurance company.

         (aa) There is no Action pending, or, to MHP's Best Knowledge, threatened, for the total or partial condemnation of any of the MHP Properties, and except for ADA Compliance Work, Deferred Maintenance and Other Work, Environmental Remediation Work and Rehabilitation Work, each of the MHP Properties is in good repair and free and clear of any damage that could affect materially and adversely the value of such MHP Property as security for the MHP Notes or the use for which such MHP Property was intended.

         (ab) Insurance required to be maintained pursuant the Insurance Requirements is in effect; and the MHP Properties and the use and operation thereof constitute a legal use under applicable zoning regulations and comply in all respects with all applicable Legal Requirements.

         (ac) To MHP's Best Knowledge, the amounts deposited in the Capital Expenditure and FF&E Reserve Accounts for ADA Compliance Work, Deferred Maintenance and Other Work, Environmental Remediation Work and in the Rehabilitation Accounts for Rehabilitation Work are sufficient for their intended purposes.

         (ad) None of the MHP Properties is listed in, or, to MHP's Best Knowledge and, based on a certification to it by the Manager, of the Manager, proposed for listing in, the United States Environmental Protection Agency's National Priorities List of sites or any other comparable list of sites maintained by any state or local governmental agency.

         (ae) None of the MHP Properties is subject to any Lien or claim for Lien in favor of any Governmental Authority or any other Person as a result of any Hazardous Substance (as such term is defined in the Environmental Indemnity Agreement) on, in or affecting the MHP Property.

         (af) None of the MHP Properties is subject to any collective bargaining or other union contracts.

         (ag) Each of MHP and the General Partner has (a) not sought or consented to any dissolution, winding up, liquidation, consolidation, merger or sale of all or substantially all of its assets, (b) not failed to correct any known misunderstanding regarding its separate identity, (c) maintained its accounts, books and records separate from those of any other Person (except that, for accounting and reporting purposes, MHP or the General Partner may be included in the consolidated financial statements of Host Marriott in accordance with generally accepted accounting principles), (d) maintained its books, records, resolutions and agreements as official records, (e) not commingled its funds or other assets with those of any other Person (except as specifically contemplated by the Cash Management Procedures) and has held its assets in its own name, (f) conducted its business in its name (except that the MHP Properties are operated under the name "Marriott" and MHP or the General Partner may have registered "doing business" names in certain states), (g) maintained its financial statements, accounting records and other entity documents separate from those of any other Person (except that, for accounting and reporting purposes, MHP or the General Partner may be included in the consolidated financial statements of HMC in accordance with generally accepted accounting principles), (h) except as contemplated by that certain Interest Rate Lock Agreement, dated August 1, 1996, with NACC, paid its own liabilities out of its own funds and other assets, (i) observed all partnership and corporate formalities, as the case may be, (j) not assumed or guaranteed or become obligated for the debts of any other Person or held out its credit as being available to satisfy the obligations of any other Person (other than as permitted by the Transaction Documents), (k) not acquired obligations or securities of its partners or shareholders, as the case may be (other than, with respect to the General Partner, a note of its corporate parent, Marriott Properties, Inc.), (l) allocated fairly and reasonably any and all overhead expenses and other common expenses for facilities, goods or services provided jointly to multiple entities and used separate stationery, invoices and checks from those of any other Person, (m) not pledged any of its assets for the benefit of any other Person other than the Lender (except for Purchase Money Security Interests or as otherwise permitted by the Transaction Documents), (n) held and identified itself as a separate and distinct entity under its own name and not as a division or part of any other Person (i.e., an integral component
                                                   ----
of such other Person, as distinguished from a separate entity), but the operations of the Borrower and the General Partner are consolidated with those of HMC and its affiliates as described in clause (c) above, (o) not made any loans to any other Person (other than, with respect to the General Partner, any HMH SC Debt Service Advances), (p) not identified its partners or shareholders, as the case may be, or any of its Affiliates as a division or part of it (i.e.,
                                                                          ----
an integral component of such entity, as distinguished from a separate entity),
(q) not entered into or become a party to any transaction with its partners or shareholders, as the case may be, or any of its Affiliates except in the ordinary course of its business and on terms which are fair and are no less favorable to it than would be obtained in a comparable arms' length transaction with an unrelated third party, (r) not filed a bankruptcy or insolvency petition or otherwise instituted insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (and with respect to the General Partner, without the affirmative vote of all of its directors, including the Independent Director), (s)
maintained adequate capital in light of its contemplated business operations,
(t) not engaged in any business activity other than as stated in Section 2.03 of the Second Amended and Restated Agreement of Limited Partnership of MHP and Article THIRD of the Restated Certificate of Incorporation of the General Partner, as the case may be, and (u) maintained an arms' length relationship with partners, affiliates and any other party furnishing services to it; provided, however, that (A) separate financial statements for the General
--------  -------
Partner have not previously been produced on a regular basis, but the financial records of the General Partner have been and will remain adequate to permit production of such separate financial statements (including a balance sheet and statements of income and changes in financial position) for past periods if it hereafter becomes necessary to produce such financial statements, and separate financial statements for the General partner will hereafter be prepared on a quarterly basis; (B) because of the limited nature of the General Partner's operations it has not previously maintained separate deposit accounts in its own name, but, effective immediately, it will establish and maintain such accounts, consistent with the representations, warranties and covenants contained in this
Section 5.1(ag) and Section 5.2(z); (C) as disclosed to the limited partners of MHP in connection with MHP's recent tender offer, the offer price and other terms and conditions of such tender were not arrived at through arm's-length negotiations between HMC and MHP but were supported by a fairness opinion of American Appraisal Associates, Inc. and (D) certain transaction and overhead costs incurred by HMC, MHP and/or the General Partner may not heretofore have been fully allocated among HMC, MHP and/or the General Partner but such costs hereafter will be fairly and reasonably allocated.

         (ah) The Permitted Exceptions do not materially and adversely affect
(1) MHP's ability to pay in full the principal and interest on the MHP Notes in a timely manner or (2) the use of any of the MHP Properties for the use currently being made thereof, the operation of any of the MHP Properties as currently being operated or the value of any of the MHP Properties.

         (ai) [Intentionally omitted]

         (aj) To MHP's Best Knowledge, it has no material contingent liabilities.

         (ak) MHP has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of the MHP Properties is bound, other than obligations (i) incurred in the ordinary course of the operation of the MHP Properties and (ii) under the Transaction Documents.

         (al) MHP has not borrowed or received debt financing that has not been heretofore or contemporaneously herewith repaid in full, other than Purchase Money Security Interests permitted by the provisions of this Agreement.

         (am) To MHP's Best Knowledge, none of its principals, or the General Partner, or officer authorized to execute and deliver an Officer's Certificate, has ever been indicted and/or convicted of a felony under any federal, state or foreign laws.

         (an) There are no pending or, to MHP's Best Knowledge, proposed, special or other assessments for public improvements or otherwise affecting any of the MHP Properties, nor, to MHP's Best Knowledge and, based on a certification to it by the Manager, to the knowledge of the Manager, are there any contemplated improvements to any of the MHP Properties that may result in such special or other assessment.

         (ao) All of the rooms at each of MHP's Hotels are in service, except for rooms that are temporarily out of service for routine maintenance and repair.

         (ap) MHP has or anticipates that it will have sufficient funds available to it for implementing its reasonably anticipated Capital and FF&E Expenditures.

         Section 5.2 Affirmative Covenants. So long as any of the MHP Debt and
                     ---------------------
the SC Debt remains outstanding as an obligation of MHP or SC, as the case may be, MHP shall:

         (a) do all things necessary to keep in full force and effect its valid existence as a limited partnership and to qualify to do business in each jurisdiction in which such qualification is necessary to the conduct of MHP's business or to protect the validity and enforceability of the Transaction Documents;

         (b) do all things necessary to enable MHP to comply with all applicable legal, fiscal and accounting rules and regulations;

         (c) keep proper books of account and records in which full, true and correct entries in accordance with GAAP shall be made of all transactions in relation to its business and activities; allow the Lender access to such books of account and records at all reasonable times during normal business hours upon reasonable notice; and permit the Lender to discuss its affairs, finances and accounts with any of the management employees of the General Partner;

         (d) furnish to the Lender:

             (i) not later than 120 days after the end of each Fiscal Year, audited financial statements (including MHP's balance sheet, income statement and statement of cash flows), prepared in accordance with GAAP consistently applied, audited by a "Big Six" accounting firm;

              (ii) not later than 27 days after the end of each Accounting
                   Period (i) unaudited financial statements substantially in the form of Exhibit I (1) attached hereto/1/, covering such
                               -------------
                   Accounting Period and the annual amount for the period to date showing in detail for each Hotel separately, among other things, a breakdown of sales revenues and operating expenses and the calculation of house profit, average room and average occupancy rates, each of the foregoing with a comparison to budget and prior year, (ii) an unaudited profit and loss statement and escrow analysis on a consolidated basis in the form of Exhibit I (2) attached hereto, and (iii) unaudited
                           -------------
                   periodic and year-to-date reports detailing for each MHP Property the calculation of Operating Profit substantially in the form of Exhibit I (3) attached hereto;
                               -------------

             (iii) not later than 60 days after the end of each Accounting
                   Quarter, quarterly and year-to-date unaudited financial statements (including, without limitation, MHP's balance sheets, income statements, statements of cash flows and such other quarterly financial information as is provided to the limited partners of MHP);

              (iv) such other reports and other documents as shall be
                   replacements of the foregoing, which reports and other documents shall not contain less detail than that provided for in clauses (i), (ii) and (iii) above;

               (v) together with the financial statements provided for in clauses (ii) and (iii) above and not later than 27 days after the end of each Fiscal Year, an Officer's Certificate of a senior executive of the General Partner stating that such financial statements fairly present the financial position and results of operations of MHP and stating whether or not the signer thereof knows of any Event of Default;

              (vi) on or before January 20 of each year commencing on January
                   20, 1997, an annual plan (the "Annual Plan") for such year
                                                  -----------
                   for each of the MHP Properties which annual Plan shall include a detailed

---------------------
/1/Format 90, Rent Letters and Rent Letter Detail.

                   operating budget (an "Operating Budget") and a detailed
                                         ----------------
                   capital expenditure budget (a "Capital Budget"), reflecting
                                                  --------------
                   the Manager's best good faith estimate of its anticipated results of operations, including revenues from all sources, all operating expenses, management fees, Management Expenses, and Capital and FF&E Expenditures. The Annual Plan shall contain provisions for deposit into the Capital Expenditure and FF&E Reserve Account of an aggregate amount equal to at least 4% or 5% of projected Gross Revenues for each year, the specific percentage to be determined by the requirements for such purpose of the Management Agreement relating to each of the MHP Properties.

             (vii) copies of all rent letters, rent letter detail, Format 90s and other monthly reports prepared by the Manager relating to the MHP Properties promptly upon receipt thereof; and

            (viii) such other information and reports as shall be reasonably requested by the Lender or the Rating Agencies.

         (e) (i) if MHP has the right under any Management Agreement to approve any aspect of each Annual Operating Projection or the Repairs and Equipment Estimate (as such terms are defined in such Management Agreement) or any other budget, submit each of the foregoing to the Lender for its approval;

              (ii) submit to the Lender for its approval the Building
                   Estimate (as such term is defined in each Management Agreement); and

             (iii) the Lender's review and approval of each of the
                   foregoing shall not be unreasonably withheld or delayed.

         (f) take all reasonable actions necessary so that MHP is not required to register as an investment company under the Investment Company Act of 1940, as amended;

         (g) promptly inform the Lender in writing of the following:

             (i) MHP becoming aware of the commencement of any rule making or disciplinary proceeding or the promulgation of any proposed or final rule affecting MHP or any of the MHP Properties (other than a rule or proceeding which has general applicability to Persons including MHP and is not likely to have a Material Adverse Effect);

              (ii) MHP becoming aware of the commencement of any Action by or against MHP or with respect to any of the MHP Properties before any Governmental Authority or arbitration board, or the written threat of any such Action;

             (iii) the receipt of written notice from any Governmental
                   Authority that (1) MHP is being placed under regulatory supervision, (2) any Permit material to the conduct of its business is to be suspended or revoked or (3) MHP is to cease and desist any practice, procedure or policy it employs in the conduct of its business;

              (iv) the receipt of written notice from the Manager that MHP has not complied with any of its obligations under any Management Agreement or altering in any material respect the rules, standards and requirements of the Manager thereunder; and

               (v) MHP becoming aware of any facts or circumstances which with the giving of notice or the lapse of time or both would give rise to a default under any Ground Lease and all written notices, from any ground lessor with respect to a default, potential default or event of default under any Ground Lease.

         (h) generally pay its debts as they become due;

         (i) do or cause to be done all things necessary to establish, perfect, maintain and continue the perfection and first priority (subject to Permitted Exceptions) of the security interest of the Lender in the Pledged Property and pay the costs and expenses of all filings and recordings and all searches necessary to establish and determine the validity and the priority of such security interest;

         (j) subject to Section 2.2, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon MHP or upon its income, profits or property (including the MHP Properties);

         (k) subject to Section 2.2, pay or cause to be paid all operating expenses and all other costs and expenses associated with the operation and maintenance of the MHP Properties in accordance with the Annual Operating Projections, Repairs and Equipment Estimate, and Building Estimate in accordance with the provisions of the applicable Management Agreement;

         (l) complete all items of Deferred Maintenance and Other Work, ADA Compliance Work and Capital and FF&E Expenditures as set
forth in the preliminary Capital Budget for the year ended December 31, 1997 attached hereto as Exhibit H (as such Capital Budget may be amended pursuant to
                   ---------
the provisions of Section 5.2(d)(vi)), from funds deposited in the Capital Expenditure and FF&E Reserve Accounts prior to the dates specified in Exhibit H
                                                                      ---------
and, to the extent necessary for such completion, from Excess Cash Flow;

         (m) pay over to the Servicer for application pursuant to the applicable MHP Mortgage, Insurance Proceeds and Condemnation Proceeds (except as otherwise provided in the MHP Mortgages);

         (n) complete as promptly as possible all Deferred Maintenance and Other Work, ADA Compliance Work, Environmental Remediation Work and Rehabilitation Work (under the supervision of a licensed architect or engineer, if the item of work requires the expenditure of at least $100,000 or if such supervision is required by Legal Requirements), and in a good and workmanlike manner, using materials comparable in quality to the original installation and all items of Capital and FF&E Expenditures as set forth in the preliminary Capital Budget for the year ending December 31, 1997 attached hereto as Exhibit H (as such Capital
                                                     ---------
Budget may be amended pursuant to the provisions of Section 5.2(d)(vi)) and the then effective Annual Operating Projection, Building Estimate, or Repairs and Equipment Estimate (as such terms are defined in the Management Agreement) under the supervision of a licensed architect or engineer or comparable professional, as appropriate, and in all events, complete all such work as required under the Management Agreement applicable to each of the MHP Properties and this Agreement and any additional work that shall be necessary to maintain standards at least as high as those standards that apply generally to first class full service hotels in the case of the Hotel located in San Ramon, California, and first class full service convention hotels in the case of the Hotels located in New Orleans, Louisiana and San Antonio, Texas, in each case in compliance with Marriott standards and the applicable Management Agreement. Any work to be completed in accordance with this provision shall be completed despite the insufficiency, if any, of funds in the Capital Expenditure and FF&E Reserve Accounts to complete such work;

         (o) promptly on request, furnish to the Lender copies of all material contracts, bills of sale, statements, receipted vouchers and agreements in MHP's possession or control under which MHP claims title to any materials, fixtures or articles of personal property used in construction at or operation of the MHP Properties;

         (p) cause the Manager to operate the MHP Properties as hotels open for business under the applicable Management Agreement;

         (q) promptly on request, from time to time, deliver to the Lender a statement setting forth all of the accounts MHP or the

Manager maintains with respect to MHP's Hotels and the MHP Properties, the purposes of such accounts and the balances thereof;

         (r) maintain or cause to be maintained each of the Transaction Documents and Operational Agreements relating to each of the MHP Properties to which it is a party in full force and effect, and observe and perform or cause to be observed or performed all of its obligations thereunder;

         (s) maintain or cause to be maintained each of the liquor licenses and all other Permits in connection with MHP's Hotels in full force and effect (and replace any thereof that may be cancelled or otherwise lapsed), and observe and perform or cause to be observed or performed all of MHP's obligations thereunder;

         (t) comply with and cause each of the MHP Properties to be in compliance with all Legal Requirements and all Insurance Requirements;

         (u) give the Lender prompt notice upon the discovery, to MHP's Best Knowledge, of the occurrence of any Potential Event of Default or Event of Default;

         (v) give the Lender prompt notice of any Change of Control;

         (w) ensure that the Manager pays all trade indebtedness within 60 days of the date incurred except for such trade indebtedness that is subject to a bona fide dispute;
---- ----

         (x) ensure that the General Partner shall have an Independent Director acceptable to the Lender at all times, or if the Independent Director has resigned, shall not take any action which may not be taken pursuant to the organizational documents of the General Partner without the consent of the Independent Director;

         (y) provide to the Lender not less than (10) days prior to the execution thereof, a true and complete copy of any proposed amendment to MHP's Second Amended and Restated Agreement of Limited Partnership (other than amendments of a ministerial nature that will not have any adverse impact on the Lender, the value of the Pledged Property, the validity or priority of the Lender's security interest therein, or any of the Lender's rights or remedies under the Transaction Documents);

         (z) ensure that the representations and warranties contained in Section 5.1(a) and 5.1(ag) remain true and accurate at all times;

         (aa) shall operate each of the MHP Properties in accordance with the then effective Annual Plan; provided, however, that MHP may make Emergency Expenditures not reflected in the then effective Annual Plan if it gives the Lender prompt notice of any such

Emergency Expenditures; and

         (ab) comply with the terms and provisions of each of the Ground Leases.


         Section 5.3 Negative Covenants. So long as any portion of the MHP Debt
                     ------------------
and SC Debt shall remain outstanding, except as expressly permitted in this Agreement, MHP shall not, without the prior consent of the Lender,

         (a) purchase any real properties other than the MHP Properties, have any assets or liabilities other than assets or liabilities derived from or related to the MHP Properties or its limited partner interest in SC, or engage in any business or undertake any activity other than as permitted herein, including, without limitation, the operation, as a lessee or otherwise, of any property other than the MHP Properties;

         (b) have any interest in any Person except SC;

         (c) amend, supplement or otherwise modify MHP's Second Amended and Restated Agreement of Limited Partnership in any way that would cause a breach of the covenants in this Agreement;

         (d) Grant any of the Pledged Property other than as permitted in the Transaction Documents and pursuant to the Permitted Exceptions; provided,
                                                                --------
however, that MHP may sell or otherwise dispose of personalty or fixtures from
-------
time to time constituting portions of any MHP Property so long as such personalty or fixtures are replaced by personalty or fixtures of equal or better quality to those sold or otherwise disposed of and except for immaterial amounts of personalty disposed of in the ordinary course of business and items that need not be replaced to continue the then existing level of quality of operation;

         (e) dissolve, liquidate, merge or consolidate with any Person (and MHP agrees that upon any dissolution, liquidation, merger or consolidation in breach of this clause (e), the Pledged Property shall continue to be held under and otherwise subject to the Lien of the Security Documents until the MHP Debt is paid in full);

         (f) permit the validity or effectiveness of any of the Transaction Documents or, unless replaced with other necessary agreements that do not have an Individual Material Adverse Effect, any of the Operational Agreements to which it is a party to be impaired or permit the Lien of the Security Documents to be amended, hypothecated, subordinated, terminated or discharged or permit any Liens to be created on or extend to or otherwise arise upon or burden the Pledged Property or any part thereof or any interest therein or the proceeds thereof (other than any Permitted Exceptions);

         (g) take any action if such action is likely to interfere with the enforcement of any rights of the Lender under the agreements or instruments relating to any of the Pledged Property;

         (h) incur any Indebtedness other than (a) the MHP Debt and the SC Debt,
(b) Subordinate Debt, (c) Indebtedness incurred in connection with the Hotel Expansion pursuant to Section 5.6(c), (d) unsecured Indebtedness incurred (i) in connection with capitalized equipment leases as expressly permitted by Section 8.02C of each Management Agreement or (ii) to provide (a) working capital (including loans for such purpose that may be made by the Manager and/or the General Partner), in an aggregate amount, which when added to the outstanding balance of previous indebtedness incurred and outstanding for such purpose, shall not exceed the average amount of its Management Expenses for each Accounting Period during the preceding full 13 Accounting Periods and (b) funds (including loans for such purpose that may be made by the Manager and/or the General Partner) to the Servicer where required to pay the Monthly Debt Service Payment and other amounts permitted under the Cash Management Procedures; provided, however, that in the case of indebtedness incurred pursuant to clause
--------  -------
(ii) the payee of such indebtedness shall agree not to assert any remedies with respect to the non-payment thereof so long as the MHP Debt and the SC Debt is outstanding or (e) Indebtedness covered by Purchase Money Security Interests, in an aggregate amount not to exceed $4,182,331 outstanding at any time; provided, however, that if any MHP Property is released from the Lien of the Security Documents pursuant to Section 2.3 or 2.6, such aggregate amount shall be reduced by an amount equal to the percentage reduction in the aggregate Release Prices effected by such release;

         (i) enter into any Equipment Lease other than solely with the supplier of the furnishings, fixtures or equipment subject to such lease or sell any such furnishings, fixtures, or equipment to any third party under a "Sale Leaseback" arrangement;

         (j) terminate, amend or modify any Operational Agreements to which it is a party if the same would have an Individual Material Adverse Effect;

         (k) (a) maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate to maintain, sponsor, contribute to or become obligated to contribute to, any Plan or any Welfare Plan or (b) permit its assets to become "plan assets," whether by operation of law or under regulations promulgated under ERISA;

         (l) engage in any transactions with its Affiliates except, on terms at least as favorable to it as those obtainable from unrelated third parties acting in their own best interests and without duress and which, taken singly or in the aggregate, would not reasonably be expected to have an Individual Material Adverse

Effect;

         (m) (A) cancel, release, terminate or surrender its Management Agreement(s) or permit any cancellation, release, termination or surrender thereof or (B) amend, modify or alter the terms of the Management Agreements in any material respect; provided, however, that MHP may cancel, release,
                      --------  -------
terminate, surrender, amend, modify or alter the Management Agreement(s) in connection with the replacement of the Manager if, before the date on which the Manager ceases to be the Manager of any Hotel, (i) it causes such Hotel to come under management by a nationally recognized hotel operator acceptable to the Lender, in the exercise of its reasonable discretion, (ii) such Hotel continues to be part of a comparable nationally recognized hotel system acceptable to the Lender, and (iii) each of the Rating Agencies delivers to the Lender a Rating Comfort Letter;

         (n) Modify, amend or waive any terms or provisions of any of the Ground Leases other than to cure any ambiguity or to effect any other ministerial change therein; provided, however, that such action shall not adversely affect the interests of the Lender;

         (o) permit the ground lessor under any of the Ground Leases to make payments on the MHP Debt;

         (p) permit the General Partner to amend its Restated Certificate of Incorporation (other than amendments of a ministerial nature that will not have an adverse impact on the Lender, the value of any of the MHP Properties or its obligations under this Agreement or the other Transaction Documents); or

         (q) make any distributions of cash to its partners, except as expressly contemplated by the Cash Management Procedures, if in the reasonable judgment of the General Partner such funds will be necessary for expenses to be borne by MHP pursuant to Section 8.03 of each Management Agreement or for expenses contemplated by Section 8.02 of each Management Agreement for which funds are not available in the applicable Capital Expenditure and FF&E Reserve Account.

         (r) take any action in furtherance of, or stating its consent to, approval of, or acquiescence in, any of the acts set forth above.


         Section 5.3A. So long as any portion of the MHP Debt and SC Debt shall remain outstanding, the General Partner shall not (a) inucur any Indebtedness except in its capacity as the general partner of MHP and SC or withdraw as a general partner of MHP or SC unless the remaining or substitute general partner satisfies the single purpose entity criteria of the Rating Agencies and the Rating Agencies have delivered a Rating Comfort Letter.

         Section 5.4 Further Assurances. MHP shall execute and deliver or cause
                     ------------------
to be executed and delivered, all such additional instruments, and do, or cause to be done, all such additional acts as (i) may be necessary or proper, to carry out the purposes of this Agreement and to make subject to the Lien of the Security Documents any property intended so to be subject, including, without limitation, the delivery of such instruments and documents, including confirmatory and corrective mortgages, financing statements and continuation statements under the Uniform Commercial Code of each applicable jurisdiction, and the delivery of such updated mortgagee's title insurance policies or endorsements (or commitments therefor) in favor of the Lender as may be reasonably required to confirm and/or secure continued coverage under the title policies issued to the Lender in respect of the MHP Properties or the MHP Mortgages, including payment of all fees and title insurance premiums required to maintain such continuity of title insurance coverage, (ii) may be necessary or proper to transfer, in whole or in part, to any assignee of the Lender the estate, powers, instruments and funds held in trust hereunder and to confirm the Security Documents (including, without limitation, any documents necessary to sever and modify the Transaction Documents in the event of an assignment of the MHP Mortgages covering the MHP Properties located in either San Antonio, Texas, or San Ramon, California as provided in Paragraph 61 of either one of said mortgages), or (iii) the Lender may reasonably request in connection with the MHP Loan; provided, however, that such instruments shall contain express unconditional exculpations of the Partners and MHP's officers, employees or agents and any of their successors or assigns exculpating such Persons from any liability arising under or by reason of their obligations, covenants, representations, warranties and agreements contained in such instruments, subject to the exceptions set forth in the definition of Non-Recourse. If, in connection with the Securitization, MHP is required to furnish newly issued title policies with respect to the MHP Properties, the Lender shall bear the cost thereof.


         Section 5.5 Representations, Warranties and Covenants of NACC. NACC
                     -------------------------------------------------
represents and warrants to, and agrees with MHP, that, as of the Closing Date:
(i) it has the power and authority to perform its obligations under this Agreement and the other Transaction Documents, (ii) this Agreement and the other Transaction Documents have been duly authorized, executed and delivered by NACC, and constitute valid and legally binding instruments enforceable against NACC in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law), and (iii) it has such knowledge, sophistication and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the MHP Notes, is able to bear the economic risk of an investment in the MHP Notes and is an "accredited investor" within the meaning of Section 2(15) of the Securities Act and (iv) no part of the MHP Loan shall be deemed "plan assets" within the meaning of ERISA.


         Section 5.6 Other.
                     -----

         (a) Neither MHP nor any Person acting on behalf of MHP has dealt with any broker or any other Person entitled to a fee or commission in connection with the MHP Loan and MHP shall indemnify and hold NACC and its Affiliates harmless from and against any claims or commissions, finder's fee and other payments, no matter how described, and against any and all costs and expenses including, without limitation, reasonable attorneys' fees relating to any such claim.

         (b) Notwithstanding anything in any of the Management Agreements, MHP, the Lender, the Servicer and the Trustee may disclose information regarding such agreements and the operation of the Hotels, and provide copies of such agreements and any financial statements or reports delivered by the Manager pursuant to such agreements or the requirements of Section 5.2(d) to holders of the MHP Loan or the Securities, and any counsel to or agents, officers, employees, and representatives of any such holder, and may disclose and describe the terms hereof and thereof in any offering memorandum, prospectus, or registration statement or other filing required under applicable law, provided,
                                                                      --------
however, that the Servicer, the Lender, and the Trustee shall implement
-------
procedures that comply with the agreements contained in Section 14 of each applicable SNDA.

         (c) MHP has informed the Lender of its desire to consider the expansion of one or more of the Hotels ("Hotel Expansion"). MHP may undertake the Hotel Expansion upon delivery to the Lender of:

             (i) an Officer's Certificate stating that the Hotel Expansion is not likely to have a material adverse effect on (x) MHP's ability to enter into or fulfill its material obligations under the Transaction Documents or to effect the transactions contemplated thereby or (y) the condition (financial or otherwise), business, prospects, assets, liabilities, management, financial position or results of operations of such Hotel;

            (ii) documentation reasonably satisfactory to the Lender that the Hotel Expansion is not being financed by MHP with secured or unsecured indebtedness except to the extent permitted by the Transaction Documents or specifically permitted in the Rating Comfort Letter delivered to the Lender pursuant to clause (vi) below;

           (iii) updated surveys and endorsements to the applicable title policies indicating that the Hotel Expansion will be constructed entirely within the boundaries of the applicable MHP Property, and will become part of such MHP Property encumbered by the lien of the applicable MHP Mortgage and the other Security Documents;

            (iv) an Officer's Certificate stating that there will be no Change in Control due to the Hotel Expansion or an updated Substantive Consolidation Opinion if a Change in Control may occur from an issuance or transfer of equity interests in MHP related thereto;

             (v) such insurance, construction bonds, completion guaranties and other documentation and assurances that the Lender the may reasonably require to protect the collateral and security interests granted to the Lender under the Transaction Documents during the construction of the Hotel Expansion; and

            (vi) a Rating Comfort Letter with respect to the Hotel Expansion.

         It is understood that a Hotel Expansion may include the elimination of a portion of the existing guest rooms and the placing of a portion of other guest rooms out of service during construction. While the Lender does not and cannot commit at this time to provide any such financing, the Lender agrees to use good faith efforts to assist MHP in structuring the financing required for the Hotel Expansion and in obtaining the Rating Comfort Letter required for the Hotel Expansion. MHP shall pay all costs and expenses incurred by the Lender in connection with the Hotel Expansion.


                                  ARTICLE VI

                                 SECURITIZATION

         Section 6.1 Securitization. MHP and the General Partner shall use
                     --------------
commercially reasonable best efforts to cooperate with NACC in its activities in connection with the sale of the MHP Loan as a whole loan or any securitization of the MHP Loan (the "Securitization"), including obtaining ratings by the
                      --------------
Rating Agencies. The Securitization will involve the issuance of rated single- or multi-class securities secured by or evidencing ownership interests in the Transaction Documents (the "Securities"). Such cooperation shall include,
                            ----------
without limitation, the obligation to:

         (a) maintain the ownership of the MHP Properties in an entity that permits it to comply with its obligations under clauses (x) and (z) of Section 5.2;

         (b) to the extent permitted under MHP's Second Amended and Restated Agreement of Limited Partnership without the consent of its limited partners, in the case of MHP, structure and maintain its organizational, operational and financial affairs and the affairs of the General Partner (collectively, the "Entities") to enable its counsel to render a reasoned opinion if requested by
 --------
the Rating Agencies in form and substance customary or required for rating the Securities (the "Substantive Consolidation Opinion") that upon a petition for
                 ---------------------------------
bankruptcy under the United States Bankruptcy Code, neither Host Marriott as a debtor in possession nor its bankruptcy trustees nor creditors should cause a court to order the substantive consolidation of MHP's assets and liabilities or those of the General Partner with those of Host Marriott, which counsel and which opinion shall be satisfactory to NACC and the Rating Agencies;

         (c) provide such financial and other information with respect to it and each of the MHP Properties as may be requested by the Rating Agencies or as may be reasonably requested by NACC, including, without limitation, audits or agreed-upon procedures of operating cash flow and Net Operating Income on an individual and aggregate MHP Property basis, occupancy statistics, and average rents and quarterly and annual financial statements for each MHP Property (reviewed and in the case of annual financial statements audited) by a firm of certified public accountants acceptable to NACC and the Rating Agencies to the extent customarily given in similar transactions;

         (d) prepare and deliver such agreements and instruments relating to the MHP Notes, the Securities, the MHP Properties and the Entities, including (A) agreements to indemnify the Rating Agencies, NACC and any servicer or trustee, to the extent customarily given in commercial mortgage-backed securities transactions, and (B) amendments of any of the Transaction Documents that are necessary to effect the Securitization, in form and scope satisfactory to the Rating Agencies and reasonably satisfactory to NACC;

         (e) perform or permit to be performed such appraisals, surveys, site inspections, market studies, current environmental reviews and reports (Phase I's, including, without limitation, testing for asbestos, lead paint or radon gas and Phase II's and other environmental investigations recommended by environmental consultants), structural engineering reports (which shall include an analysis of requirements for deferred maintenance and ongoing capital expenditure and furniture, fixtures and equipment reserve requirements), reviews of property, casualty, business interruption, earthquake, flood, liability and title insurance and other due diligence items customarily requested by nationally recognized underwriters in connection with the origination and securitization of comparably sized commercial real estate loans or by the Rating Agencies in connection with rating the MHP Loan or the Securities; provided, however, NACC shall use its best efforts to limit the
                --------  -------
circumstances under which MHP or the General Partner will be required to duplicate its efforts or third party costs in complying with its obligations under this clause (e);

         (f) provide business plans and budgets relating to the MHP Properties as may be requested by the Rating Agencies;

         (g) cause its counsel to render opinions (which may be reasoned opinions) with respect to the MHP Properties, the Entities, and the Transaction Documents as to bankruptcy remoteness and other matters customary in securitization transactions, which may be requested by the Rating Agencies in form and substance customary or required for rating the Securities which counsel and which opinion shall be satisfactory to the Rating Agencies and reasonably satisfactory to NACC; provided, however, that if the Rating Agencies request
                      --------  -------
opinions subsequent to the Closing Date in connection with the Securitization that are materially different from the opinions delivered on the Closing Date, the Lender shall bear the fees and expenses incurred by counsel in rendering such opinions;

         (h) make such representations and warranties with respect to the MHP Properties, the Entities, and the Transaction Documents as are customary in securitization transactions and as may be requested by the Rating Agencies and reasonably requested by NACC and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Transaction Documents;

         (i) cooperate with the Lender in providing to the Rating Agencies such information as is customarily provided in connection with annual reviews conducted in commercial mortgage backed securities transactions similar to the Securitization;

         (j) cooperate with NACC in the preparation, at NACC's cost, of a private placement memorandum, prospectus, prospectus supplement or other disclosure document to be used by NSI or any of its Affiliates to privately place or publicly distribute the MHP Loan as a whole loan or the Securities in a manner and to the extent that the same satisfy the requirements of the Securities Act and applicable state securities laws; and

         (k) subject to the provisions of Section 5.6(b), permit NACC to provide to the Rating Agencies, potential investors in the Securities and others as may be required to effect the Securitization or the sale of the MHP Loan as a whole loan, the information provided to NACC by MHP and the Manager and their respective Affiliates in connection with the transactions contemplated by this Agreement.

         Any and all due diligence materials (including without limitation appraisals, engineering reports and environmental reports) shall be addressed to and shall run to the benefit of NACC and its successors and assigns, the Rating Agencies and MHP, and shall, upon delivery, become the property of NACC, its successors and assigns and MHP.


                                  ARTICLE VII

                  PAYMENT OF FEES AND EXPENSES; INDEMNIFICATION

         Section 7.1  Fees and Expenses.
                      -----------------

         (a) MHP shall pay or reimburse NACC and after the Securitization, NACC and the Lender (in each case, without duplication) , on demand, without set-off, withholding or deduction, for the payment of all of the reasonable fees, costs and expenses incurred by NACC in connection with the underwriting, negotiation, documentation and closing of the MHP Loan, including, without limitation, the finder's fee due to Nomura Securities International, Inc. ("NSI") as provided
                                                            ---
for in that certain Finder's Fee Agreement, dated July 10, 1996, between MHP, SC and NSI, and the fees, costs and expenses of the following:

             (i) title insurance, transfer taxes (if any), mortgage taxes and recording fees;

            (ii) counsel and local counsel to MHP;

           (iii) counsel and local counsel to NACC, which shall be reasonable;

            (iv) due diligence activities of NACC including, without
                 limitation, auditors, lien searches, surveys, appraisals, environmental reports, engineering reports, insurance reviews and site inspections;

             (v) bank charges relating to the operation of the Lockbox Accounts, the Capital Expenditure and FF&E Reserve Accounts, the Tax and Insurance Accounts, the Cash Collateral Accounts, the Debt Service Reserve Account, the Ground Rent Reserve Account and the Operating Accounts; and

            (vi) initial and ongoing activity of any special servicer incurred as a result of an Event of Default; and

           (vii) the Rating Agencies (for the annual ratings reviews).

         (b) The Lender shall pay the initial and regular ongoing fees of the Servicer and the Trustee and, except as set forth in Section 7.1(a), the costs of any Securitization.

         (c) MHP has provided $500,000 to NACC for deposit in an interest bearing account(the "Expense Deposit") for the payment of the fees, costs and
                     ---------------
expenses payable pursuant to (i) Section 7.1(a) of this Agreement and (ii)
Section 7.1(a) of the SC Loan Agreement. If any portion of the Expense Deposit remains after payment of such fees, costs and expenses, NACC shall pay such portion to MHP within 30 days after the closing of the MHP Loan. The establishment of the Expense Deposit shall not limit MHP's obligations to pay the fees, costs and expenses described in Section 7.1(a).


         Section 7.2 Indemnification.
                     ---------------

         (a) MHP, for itself and all those claiming under or through MHP, to the fullest extent permitted by law, hereby releases and shall defend, hold harmless and indemnify NACC and after the Securitization, NACC and the Lender, and its respective directors, officers, agents and employees, (together, the "Indemnified Parties") from and against any and all liabilities, claims, costs,
 -------------------
charges, losses, expenses or damages of any kind or nature, including reasonable attorneys' fees and disbursements, which may arise in connection with (i) the performance or non-performance by MHP of any of the Transaction Documents, or SC of any of the SC Transaction Documents, or MHP's operation of the MHP Properties or SC's operation of the SC Property and (ii) any breach or failure by MHP to comply with any representation, warranty or covenant it makes in any document it furnished in connection with the transactions contemplated by the Transaction Documents and (iii) any breach or failure by SC to comply with any representation, warranty or covenant it makes in the SC Loan Agreement or in any other document it furnished in connection with the transactions contemplated by the SC Transaction Documents, in each case, except to the extent caused by the willful acts or omissions, the gross negligence or bad faith of any Indemnified Party. It is understood that if MHP performs its obligations set forth in the Transaction Documents and it performs its obligations under the SC Transaction Documents, as the case may be, strictly in accordance with the terms and provisions thereof, the provisions of clause (i) of the foregoing sentence in so far as they relate to the performance by MHP of any of the Transaction Documents or SC of any of the SC Transaction Documents, shall not be applicable. MHP shall appear in and defend any Action that might in any way in the good faith judgment of the Lender affect the value of the MHP Properties or the SC Property, title to the MHP Properties or the SC Property, the priority of the MHP Mortgages or the SC Mortgage or the rights and powers of the Lender. Any sums due under this
Section 7.2 shall be payable by MHP within 10 days of demand therefor with evidence of the amount due and, if not paid within such 10-day period, shall bear interest from the date of demand to the date of payment at the Default Rate. MHP shall pay the cost of suit, cost of evidence of title and reasonable attorneys' fees and disbursements in any Action brought by the Lender to foreclose any MHP Mortgage or the SC Mortgage, including trial and any appeal with respect to any such Action.

         (b) MHP hereby indemnifies and holds NACC and its controlling persons and Affiliates, including, without limitation, NSI, harmless against all costs, expenses and damages incurred by NACC and its controlling persons and affiliates (including, without limitation, all liabilities under all applicable federal and state securities laws) as a direct result of any untrue statement of a material fact contained in the offering documents used in connection with the Securitization based on information provided by MHP or the Manager, which describes MHP, SC, the Manager, the MHP Properties or the SC Property (and the management thereof) or any aspect of the MHP Loan or the SC Loan or the parties directly involved therein, or as a result of any untrue statement of a material fact in any of the financial statements of MHP or those of the Manager incorporated into such offering documents or the failure to include in such financial statements or in such offering documents any material fact relating to MHP, SC, the Manager, the MHP Properties or the SC Property (and the management thereof) and any aspect of the MHP Loan necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that MHP shall have had an opportunity to review, comment on and approve the relevant portions of such offering documents. MHP shall act reasonably and promptly in connection with its approval of the relevant portions of the offering documents. MHP shall not indemnify NACC for any cost, expense or damage incurred as a result of the inclusion of any erroneous or misleading information in such offering documents, or the omission of material information from the offering documents, provided that MHP or its counsel shall have previously indicated to NACC or its counsel the erroneous or misleading nature of such information or the omission of material information, as the case may be. At the time of the use of such offering documents, NACC shall execute and deliver to MHP an instrument (in form and substance reasonably satisfactory to MHP) indemnifying and holding MHP, the General Partner (and the officers and directors thereof), and its agents and employees harmless against all costs, expenses and damages (other than costs and expenses specifically agreed by MHP to be borne by it) incurred by them (including, without limitation, all liabilities under all applicable federal and state securities laws) caused by and directly relating to the offering described in such Offering Documents; provided, however, that such indemnification shall not apply if any such costs, expenses or damages arise out of or are based upon an untrue statement of a material fact or an omission to state a material fact in such offering documents or in the financial statements for which MHP is providing indemnification as provided above.

         (c) The obligations of MHP under this Section 7.2 shall survive termination of this Agreement.

         (d) The provisions of the sixth and seventh paragraphs of that certain Commitment Letter, dated July 10, 1996 are incorporated herein by reference to the extent such provisions impose indemnification obligations on MHP and NACC that are more burdensome than those contained in this Section 7.2.

                                 ARTICLE VIII

                                    IMMUNITY

         Section 8.1 Partners, Employees and Agents of MHP Immune from
                     -------------------------------------------------
Liability. Notwithstanding anything to the contrary herein, including, without
---------
limitation, Article Seven, the obligations under each Transaction Document shall be Non-Recourse.


                                  ARTICLE IX

                           MISCELLANEOUS PROVISIONS

         Section 9.1 Notices. All notices, requests, demands, consents, reports
                     -------
or other communications, including, without limitation, a tender of a cure pursuant to Section 4.1B, to or upon the respective parties hereto shall be in writing and be deemed to have been duly given or made when received, addressed to the party to which such notice, request, demand, consent, report or other communication is being given at its address set forth below, or at such other address as any of the parties hereto may hereafter notify the others by notice given hereunder:

         If to NACC:

         Nomura Asset Capital Corporation
         2 World Financial Center, Building B
         New York, New York 10281
         Attention:        Daniel S. Abrams, Director
         Telecopier:       (212) 667-1022

         With a copy to:

         Rosenman & Colin LLP
         575 Madison Avenue
         New York, New York 10022
         Attention:        Robert I. Fisher, Esq.
         Telecopier:       (212) 940-8776
         and:

         Nomura Asset Capital Corporation
         2 World Financial Center, Building B
         New York, New York 10281
         Attention:        Sheryl McAfee
         Telecopier:       (212) 667-1206

         If to MHP:

         Marriott Hotel Properties II Limited Partnership
         c/o Host Marriott Corporation
         10400 Fernwood Road
         Bethesda, Maryland 20817
         Attention:        Law Department 923
                           Deputy General Counsel
         Telecopier:       (301) 380-6332

         With a copy to:

         Marriott Hotel Properties II Limited Partnership
         c/o Host Marriott Corporation
         10400 Fernwood Road
         Bethesda, Maryland 20817
         Attention:        Asset Management Department 908
         Telecopier:       (301) 380-8260

         Evidence of such receipt shall include personal delivery, electronic confirmation (hard copy to be sent by regular mail) and the failure to accept a communication sent by registered or certified U.S. mail, postage prepaid.


         Section 9.2 Benefit of Agreement. This Agreement shall be binding upon,
                     --------------------
inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that MHP may assign or transfer any of its rights or obligations hereunder without the consent of the Lender which may be withheld in the sole discretion of the Lender. Except as expressly provided otherwise in this Agreement, any such assignment or transfer shall not release MHP from any obligations or liabilities hereunder. The Lender's interests under the Transaction Documents shall be freely assignable and transferrable in whole or in part. No party other than the parties hereto and their permitted assigns shall be deemed to have any benefits or obligations under this Agreement.


         Section 9.3 Governing Law. This Agreement and the rights and
                     -------------
obligations of the parties under the Transaction Documents (except for the MHP Mortgages and the assignments of leases, rents and profits, dated the Closing Date, from MHP to the Lender which shall be governed by the law of the jurisdiction in which the MHP Property covered thereby is located) shall be governed by the internal laws of the State of New York.


         Section 9.4 Counterparts. This Agreement may be executed in any number
                     ------------
of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.


         Section 9.5 Table of Contents, Descriptive Headings. The Table of
                     ---------------------------------------
Contents to this Agreement and the descriptive headings of the several Sections and Articles of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. In the preparation of the Transaction Documents indistinguishable contributions were made by representatives of NACC and MHP, and each of the Lender and MHP waives any and all rights, either at law or in equity, to have the provisions of any Transaction Document interpreted in favor of one over the other based on a claim that representatives of one or the other were the principal draftsmen thereof.


         Section 9.6 Amendment or Waiver; Integration. No provision of this
                     --------------------------------
Agreement may be amended, changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, change, waiver, discharge or termination is sought. This Agreement and the other Transaction Documents set forth the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof, and supersede any and all prior agreements and understandings of the parties hereto with respect to the subject matter hereof and thereof including, without limitation, that certain Finder's Fee Agreement and Commitment Letter, each of which is dated July 10, 1996 and is between MHP, SC and NACC or NSI, which prior agreements and understandings are terminated in all respects.


         Section 9.7 Survival of Representations and Warranties; Reliance. All
                     ----------------------------------------------------
representations and warranties contained in this Agreement and the indemnification provisions hereof shall survive the execution and delivery of this Agreement and the making of the MHP Loan and shall be considered to have been relied upon by the Lender regardless of any investigation made by or on behalf of it.


         Section 9.8 Returned Payments. If after receipt of any payment of all
                     -----------------
or any part of the MHP Debt, the Lender is for any reason compelled to surrender such payment to any Person because

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such payment is determined to be void or voidable as a preference, an impermissible set-off, a diversion of trust funds or for any other reason, this Agreement shall continue in full force, and MHP shall be liable to, and shall indemnify and hold the Lender harmless for, the amount of such payment surrendered until the Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.


         SECTION 9.9 JURISDICTION AND SERVICE; WAIVER OF JURY TRIAL. EACH OF THE
                     ----------------------------------------------
GENERAL PARTNER AND MHP HEREBY (I) IRREVOCABLY CONSENTS AND SUBMITS ITSELF AND ACKNOWLEDGES AND RECOGNIZES THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR PURPOSES OF ANY ACTION ARISING OUT OF, UNDER, OR IN CONNECTION WITH, RELATING TO, OR BASED UPON ANY TRANSACTION DOCUMENT OR THE SUBJECT MATTER THEREOF, (II) AGREES THAT SUCH COURTS SHALL BE THE SOLE AND EXCLUSIVE COURTS AND FORUMS FOR THE PURPOSE OF ANY SUCH ACTION AND (III) WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE OR OTHERWISE, IN ANY SUCH ACTION, ANY CLAIM THAT SUCH COURTS DO NOT HAVE JURISDICTION OVER IT OR THAT SUCH ACTION IS BROUGHT IN AN INCONVENIENT FORUM; PROVIDED, HOWEVER, THAT NOTHING CONTAINED HEREIN SHALL LIMIT, IN ANY MANNER, THE RIGHT OF NACC TO INSTITUTE OR TAKE ANY ACTION IN ANY COURT IN ANY JURISDICTION FOR THE PURPOSE OF PROTECTING, PRESERVING OR REALIZING UPON ANY COLLATERAL, IF ANY, SECURING THE MHP DEBT OR ENFORCING ANY JUDGMENT OBTAINED BY IT IN CONNECTION WITH ANY TRANSACTION DOCUMENT OR THE SUBJECT MATTER THEREOF. EACH OF THE GENERAL PARTNER, MHP AND NACC HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF, UNDER, OR IN CONNECTION WITH, RELATING TO, OR BASED UPON ANY TRANSACTION DOCUMENT OR THE SUBJECT MATTER THEREOF, AND AGREES THAT PROCESS IN ANY SUCH ACTION, IN ADDITION TO ANY OTHER METHOD PERMITTED BY LAW, MAY BE SERVED UPON IT BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE GENERAL PARTNER OR MHP OR NACC AT THE ADDRESS SET FORTH IN SECTION 9.1 OR AT SUCH OTHER ADDRESS AS THE GENERAL PARTNER OR MHP OR NACC MAY DESIGNATE BY NOTICE, AND SUCH SERVICE SHALL BE DEEMED EFFECTIVE AS IF PERSONAL SERVICE HAD BEEN MADE UPON IT WITHIN NEW YORK COUNTY.


         Section 9.10 Enforceability. Any provision of this Agreement which is
                      --------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the

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extent permitted by applicable law, MHP hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.


         Section 9.11 Conflicting Terms. In the event of any direct conflict
                      -----------------
between any provision of this Agreement and any provision of any other Transaction Document, this Agreement shall govern; provided, however, that (a) notwithstanding the foregoing, the remedies contained in the MHP Mortgages and any other Transaction Document shall govern in the event of any direct conflict with any remedy contained in this Agreement, and (b) the parties intend that the terms and provisions of each of the Transaction Documents be given full effect, and, accordingly, the provisions of the other Transaction Documents, to the fullest extent possible, shall be construed to be additional and supplementary to, and not in conflict with or in derogation of, the provisions of this Agreement.


         Section 9.12 Relationship of Parties. The relationship of MHP to the
                      -----------------------
Lender is strictly and solely that of borrower and lender and mortgagor and mortgagee and nothing contained in any Transaction Document is intended to create, or shall in any event or under any circumstance be construed as creating, a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between MHP and the Lender other than as borrower and lender and mortgagor and mortgagee. MHP acknowledges that
(a) NACC engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of MHP or its Affiliates, (b) it is represented by competent counsel and has consulted counsel before executing this Agreement and (c) it shall rely solely on its own judgement and advisors in entering into the transactions contemplated hereby without relying in any manner on any statements, representations or recommendations of NACC or any Affiliate of NACC except as set forth in Section 5.5.

                            (Signature page follows)

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

         IN WITNESS WHEREOF, MHP and NACC have caused this Agreement to be signed and delivered, all as of the day and year first above written.

                                    NOMURA ASSET CAPITAL CORPORATION



                                    By:  /s/ Daniel S. Abrams
                                        ------------------------
                                         Name:  Daniel S. Abrams
                                         Title: Director


                                    MARRIOTT HOTEL PROPERTIES II LIMITED
                                    PARTNERSHIP

                                    By:  Marriott MHP Two Corporation,
                                         General Partner


                                          By:  /s/ Douglas W. Henry
                                               ------------------------
                                               Name:   Douglas W. Henry
                                               Title:  Vice President

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